SECURITIES
                                                     PURCHASE AGREEMENT dated as
                                                     of September 20, 1999, by
                                                     and among EAGLE PACIFIC
                                                     INDUSTRIES, INC., a
                                                     corporation organized under
                                                     the laws of the State of
                                                     Minnesota (the "Company"),
                                                     and the Persons listed on
                                                     Schedule 1.1 hereto
                                                     (individually, an
                                                     "Investor" and
                                                     collectively, the
                                                     "Investors").


                                    RECITALS

                  WHEREAS, the Company and its Subsidiaries (as hereinafter defined) manufacture and distribute polyvinyl chloride pipe and polyethylene tubing products used for turf and water irrigation, water works, natural gas, water wells, fiber optic lines, electronic and telephone lines and commercial and industrial plumbing (the "Subject Business");

                  WHEREAS, the Company plans to acquire from Mitsubishi Chemical America, Inc., a Delaware corporation ("Mitsubishi") and Mitsubishi Plastics Industries Ltd., a Japanese corporation ("MPI") all of the outstanding capital stock of Pacific Western Extruded Plastics Company, a Delaware corporation ("PW Pipe") for a cash purchase price equal to $80,000,000 (subject to adjustment) and thereafter PW Pipe will be merged with and into the Company, with the Company being the surviving corporation (such transactions being, the "Acquisition");

                  WHEREAS, the Company desires to issue to the Investors and the Investors, severally and not jointly, desire to purchase from the Company up to $32,500,000 principal amount of senior subordinated notes, on the terms and for the consideration provided herein;

                  WHEREAS, the proceeds of the notes shall be used to (i) fund a portion of the Acquisition, (ii) refinance certain indebtedness of the Company and PW Pipe and (iii) pay related fees and expenses, subject to the terms and conditions set forth in this Agreement and the other Transaction Documents (as hereinafter defined);

                  WHEREAS, in consideration of the Investors several agreement to purchase the Notes, the Company desires to issue to the Investors and the Investors, jointly and not severally, desire to purchase from the Company warrants to purchase shares of the common stock of the Company, subject to the terms and conditions contained in this Agreement and the Warrant Agreement (as hereinafter defined);

                  WHEREAS, the Notes shall be subordinated in all respects to the $100,000,000 senior credit facility provided to the Company pursuant to the terms of the Second Amended and Restated Loan and Security Agreement dated the date hereof (as such agreement may be amended, modified, restated or otherwise supplemented from time to time in accordance with the provisions thereof and hereof, including, without limitation Section 8.11(c) hereof, the "Senior Credit Agreement") among the Company, the financial institutions party thereto from time to time (the "Senior Lenders") and Fleet Capital Corporation, as agent for the Senior Lenders (in such capacity, the "Senior Bank Agent").

                  NOW THEREFORE, the parties to this Agreement hereby agree as follows:

Article I

                                   DEFINITIONS

1.1      Defined Terms.

         As used in this Agreement, the following terms shall have the following respective meanings:

                  "Acquisition" has the meaning given to such term in the recitals to this Agreement.

                  "Affiliate" means, with respect to any specified Person, any other Person that directly or indirectly through one or more intermediaries Controls, is Controlled by or is under common Control with such Person.

                  "Agreement" means this Agreement, together with all Schedules, Exhibits and Annexes attached hereto, as amended, supplemented or otherwise modified from time to time in accordance with the terms hereof.

                  "Applicable Law" means all provisions of laws, statutes, ordinances, rules, regulations, permits, certificates or orders of any Governmental Authority applicable to the Person in question or any of its assets or property, and all judgments, injunctions, orders and decrees of all courts and arbitrators in proceedings or actions in which the Person in question is a party or by which any of its assets or properties are bound.

                  "Applicable Prepayment Premium" means, at any date of determination in connection with a prepayment of the Notes in accordance with Sections 3.5 and 3.6 hereof during any period set forth below, an amount equal to the amount set forth below opposite such period:

                 Prepayment Date During                           % of Principal
                       the Period                                   Being Paid
Closing Date to and including the first anniversary of
   the Closing Date                                                    10%
After the first anniversary of the Closing Date to and
   including the second anniversary of the Closing Date                 8%
After the second anniversary of the Closing Date to and
   including the third anniversary of the Closing Date                  6%
After the third anniversary of the Closing Date to and
   including the fourth anniversary of the Closing Date                 4%
After the fourth anniversary of the Closing Date to and
   including the fifth anniversary of the Closing Date                  2%
After the fifth anniversary of the Closing Date to and
   including the sixth anniversary of the Closing Date                  1%
At any time after the sixth anniversary of the Closing
   Date                                                                 0%
provided, however, that the amount of any Applicable Prepayment Premium payable to an Investor in accordance with the foregoing may be reduced by such Investor, in its sole discretion.

                  "Bankruptcy Code" means the United States Bankruptcy Code, 11 U.S.C. ss. 101 et seq., as amended from time to time.

                  "Board" means the board of directors of the Company.

                  "Board of Governors" means the Board of Governors of the Federal Reserve System of the United States of America.

                  "Business Day" means any day other than a Saturday, Sunday or a day on which banks are authorized or required to be closed in New York, New York; provided, however, that any determination of a Business Day relating to a securities exchange or other securities market means a Business Day on which such exchange is open for trading.

                  "Capital Lease Obligations" means any Indebtedness represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

                  "Capital Expenditures" means expenditures made or liabilities incurred for the acquisition of any fixed assets or improvements, replacements, substitutions or additions thereto which have a useful life of more than one year, including the total principal portion of Capitalized Lease Obligations.

                  "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, but excluding any debt securities convertible into such equity.

                  "Carryover Amount" for any fiscal year means, an amount equal to the lesser of $1,000,000 or the aggregate amount of the Capital Expenditures permitted to made in accordance with Section 8.9(c) for the previous fiscal year without giving effect to any Carryover Amount minus the actual amount of Capital Expenditure made in such fiscal year.

                  "Cash Equivalents" means:

(i) investments in direct obligations of the United States of America, or any agency thereof or obligations guaranteed by the United States of America, provided that such obligations mature within one year from the date of acquisition thereof;

(ii) investments in certificates of deposit maturing within one year from the date of acquisition issued by a bank or trust company organized under the laws of the United States or any state thereof having capital surplus and undivided profits aggregating at least $100,000,000; and

(iii) investments in commercial paper given the highest rating by a national credit rating agency and maturing not more than 270 days from the date of creation thereof.

                  "Change of Control" means the occurrence of any of the following events: (i) all or substantially all of the Company's assets, on a consolidated basis, are sold as an entirety to any Person or related group of Persons or there shall be consummated any consolidation or merger of the Company
(A) in which the Company is not the continuing or surviving company (other than a consolidation or merger with a wholly owned Subsidiary in which all shares of Common Stock outstanding immediately prior to the effectiveness thereof are changed into or exchanged for the same consideration) or (B) pursuant to which the Common Stock would be converted into cash, securities or other property, in any case, other than a sale of assets or consolidation or merger of the Company in which the holders of the Common Stock immediately prior to the sale of assets or consolidation or merger have, directly or indirectly, at least a majority of the Common Stock of the transferee or continuing or surviving company immediately after such sale of assets or consolidation or merger, (ii) any "person" (as such term is used in Sections 13(d) and 14 (d) of the Exchange Act) other than the Spell Group, is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act provided that such person shall be deemed to have "beneficial ownership" of all shares that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the total voting power of the outstanding voting securities of the Company; or (iii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board (together with any new directors whose election by such members of the Board or whose nomination for election by the shareholders of the Company, as the case may be, was approved by a vote of at least a majority of the directors of the Company then still in office) cease for any reason to constitute a majority of the Board then in office.

                  "Closing" means the issuance and purchase of the Notes and the Warrants on the Closing Date.

                  "Closing Date" has the meaning given to such term in Section 2.2.

                  "Code" means the Internal Revenue Code of 1986, as amended, and the rules and regulations issued thereunder, as from time to time in effect, or any successor thereto.

                  "Commission" means the Securities and Exchange Commission (or a successor thereto).

                  "Common Stock" has the meaning given to such term in the Warrant Agreement.

                  "Company" has the meaning given to such term in the Preamble to this Agreement.

                  "Compliance Sideletter" means the Regulatory Compliance Sideletter in substantially the form of Exhibit G hereto, as such Sideletter may be amended, supplemented or otherwise modified from time to time.

                  "Confidential Information Memorandum" means the Confidential Information Memorandum of the Company dated July 1999.

                  "Consolidated" means the consolidation in accordance with GAAP of the accounts or other items as to which such term applies.

                  "Consolidated Net Income" means, with respect to the Company and its Subsidiaries for any fiscal period, the net income (or loss) of the Company and its Subsidiaries for such period taken as a whole (determined in accordance with GAAP on a consolidated basis), but excluding in any event: (a) any gains or losses on the sale or other disposition of Investments or fixed or capital assets or from any transaction classified as extraordinary under GAAP, any taxes on such excluded gains and any tax deductions or credits on account of any such excluded losses; (b) the proceeds of any life insurance policy; (c) net earnings and losses of any business entity, substantially all the assets of which have been acquired in any manner by the Company or any of its Subsidiaries, realized by the business entity prior to the date of such acquisition, (d) net earnings and losses of business entity which shall have merged into the Company or any Subsidiary of the Company earned or incurred prior to the date of such merger, (e) net earnings of any business entity (other than a Consolidated Subsidiary) in which the Company has an ownership interest unless such net earnings shall have been received by the Company in the form of cash distributions; (f) earnings resulting from a reappraisal, revaluation or write-up of assets; (g) any charge to net earnings resulting from the amortization of the value of stock options given to employees to the extent required by FASB 25; (h) any increase or decrease of net income arising from a change in the Company's accounting methods; (i) any gains resulting from the forgiveness of Indebtedness or the retirement of Indebtedness at a discount; (j) any gain arising from the acquisition of any Securities of the Company; and (k) any reversal of any contingency reserve, except that provision for such contingency reserve shall have been made from income arising during such period.

                  "Control" means, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

                  "Convertible Preferred Stock" means the Company's 8% Convertible Preferred Stock due 2004 par value $.01 per share issued and sold pursuant to the terms of the MassMutual Stock Purchase Agreement.

                  "Default" means any event or condition the occurrence of which would, with the lapse of time or the giving of notice, or both, become an Event of Default.

                  "Deferred Interest Amount" has the meaning given to such term in Section 3.3(a).

                  "Disqualified Stock" means any Capital Stock that, by its terms (or by the terns of any security into which its is convertible, or for which its is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with
Section 8.5 hereof.

                  "EBITDA" means, with respect to the Company and its Subsidiaries for any fiscal period, the sum of Consolidated Net Income of the Company and its Subsidiaries for such period plus amounts deducted (or added) in determining Consolidated Net Income in respect of (a) any provision for (or less any benefit from) income taxes whether current or deferred, (b) amortization and depreciation expense, (c) Interest Expense for such period, all as determined in accordance with GAAP and (d) prior to December 31, 1999, that portion of cost of goods sold resulting from the write up of inventory in connection with the Acquisition pursuant to APB16; provided that the aggregate amount added to EBITDA pursuant to this clause (d) shall not exceed $3,000,000.

                  "Environmental Laws" means all federal, state, local and foreign statutes, regulations, ordinances and other provisions having the force or effect of law, all judicial and administrative orders and determinations, all contractual obligations and all common law concerning public health and safety, worker health and safety, and pollution or protection of the environment, including without limitation all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any hazardous materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise or radiation, each as amended and as now or hereafter in effect.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and all rules and regulations from time to time promulgated thereunder.

                  "Event of Default" means the occurrence of any event set forth in Article XI.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Final Maturity Date" means September 20, 2007.

                  "Financial Officer" of any Person means its chief financial officer or principal accounting officer.

                  "Funded Debt" means, with respect to the Company and its Subsidiaries, (i) Indebtedness arising from the lending of money by any Person to the Company or its Subsidiaries; (ii) Indebtedness, whether or not in any such case arising from the lending by any Person of money to the Company or its Subsidiaries (A) which is represented by notes payable or drafts accepted that evidence extensions of credit, (B) which constitutes obligations evidenced by bonds, debentures, notes or similar instruments, or (C) upon which interest charges are customarily paid (other than accounts payable) or that was issued or assumed as full or partial payment for Property; (iii) Indebtedness that constitutes a Capitalized Lease Obligation; (iv) reimbursement obligations with respect to letters of credit or guaranties of letters of credit; (v) all obligations of such Person in respect of interest rate protection agreements, foreign currency hedging arrangements or other interest or exchange rate hedging arrangements; and (vi) Indebtedness of the Company or its Subsidiaries under any guaranty of obligations that would constitute Indebtedness for Funded Debt under clauses (i) through (v) hereof or any other obligation, contingent or otherwise, having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person, if owed directly by the Company or such Subsidiary. In computing the amount of Funded Debt, the Notes will be valued at full face value (less any payments thereon) without giving effect to any original issue discount.

                  "GAAP" means generally accepted accounting principles in the United States of America in effect from time to time.

                  "Governmental Authority" means any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, or any court, in each case whether of the United States or any political subdivision thereof, or of any other country.

                  "Indebtedness" of any Person means, without duplication,

         (i) all items which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person as at the date as of which Indebtedness is to be determined, including, without limitation, Capitalized Lease Obligations,

         (ii) all obligations of other Persons which such Person has guaranteed,

         (iii) all reimbursement obligations in connection with letters of credit or letter of credit guaranties issued for the account of such Person, and;

         (iv) in the case of the Company (without duplication), the Obligations.

                  "Indemnified Person" has the meaning given to such term in
Section 12.5.

                  "Interest Coverage Ratio" means, with respect to the Company and its Subsidiaries for any period of determination, the ratio of (a) EBITDA for such period to (b) Interest Expense paid in cash for such period.

                  "Interest Expense" means, with respect to the Company and its Subsidiaries for any period determined on a consolidated basis, the interest expense incurred for such period excluding interest income, as determined in accordance with GAAP.

                  "Interest Payment Date" means each March 20, June 20, September 20 and December 20.

                  "Interest Period" means (i) initially, the period from and including the Closing Date to but excluding the first Interest Payment Date to occur thereafter and (ii) thereafter, the period from and including each Interest Payment Date to but excluding the immediately following Interest Payment Date.

                  "Investment" means all investments in the property or assets of any Person, in cash or property, whether by any advance, loan, extension of credit by the Company or any of its Subsidiaries, (by way of guaranty or otherwise) or capital contribution, or purchase of a stock, bonds, notes, debentures or other securities or any assets constituting the purchase of a business or line of business.

                  "Leverage Ratio" means, with respect to the Company and its Subsidiaries for any period of determination, the ratio of (a) Funded Debt outstanding on such date to (b) EBITDA for such period.

                  "Lien" means any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on common law, statute or contract. The term "Lien" shall also include reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting Property. For the purpose of the Agreement, an Obligor shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes.

                  "MassMutual Stock Purchase Agreement" means the Preferred Stock Purchase Agreement dated as of May 1, 1997 among the Company and the Investors party thereto.

                  "Material Adverse Effect" means (a) a material adverse effect on the business, assets, liabilities (actual or contingent), operations, results of operations, condition (financial or other) or prospects of the Obligors taken as a whole, (b) any material impairment of the ability any Obligor to perform any of its respective material obligations under any Transaction Document to which such Obligor is a party, (c) any material impairment of any material rights of or benefits available to the Investors under any Transaction Document.

                  "Mitsubishi" has the meaning given to such term in the recitals to this Agreement.

                  "MPI" has the meaning given to such term in the recitals to this Agreement.

                  "Multiemployer Plan" has the meaning set forth in Section 4001(a)(3) of ERISA.

                  "Note Documents" means this Agreement, the Subsidiary Guaranty and the Notes.

                  "Notes" means the $32,500,000 14% Senior Subordinated Notes due 2007 dated the Closing Date in substantially the form of Exhibit A hereto.

                  "Notes Purchase Price" has the meaning given to such term in
Section 2.1(c).

                  "Note Register" shall have the meaning given to such term in
Section 3.7(a).

                  "Obligations" means the due and punctual payment of the principal of, premium, if any, and interest on the Notes, and other monetary obligations, liabilities and the performance of all other obligations of each Obligor to the Investors, howsoever created, arising or evidenced, whether direct or indirect, joint or several, absolute or contingent, primary or secondary, due or to become due, or now existing or hereafter arising, under this Agreement, the Notes or any other Note Document.

                  "Obligors" means the Company.

                  "Permitted Liens" means any Lien permitted in accordance with
Section 8.4.

                  "Permitted Investments" means,

         (i)      Investments in the Company or, in a Subsidiary Guarantor;

         (ii)     Investments in Cash Equivalents;

         (iii) Investments made as a result of the receipt of non-cash consideration from an asset sale that was made pursuant to and in compliance with Section 8.6 ;

         (iv) any acquisition of assets solely in exchange for the issuance of equity Securities (other than Disqualified Stock) of the Company;

         (v) any interest rate protection agreements entered into in accordance with the Senior Credit Agreement;

         (vi) Investments made in any debtor of the Company as a result of the receipt of stock, obligations or securities in settlement of debts created in the ordinary course of business and owing to the Company or any of its Subsidiaries;

         (vii) Investments in receivables owing to the Company or any subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Subsidiary deems reasonable under the circumstances;

         (viii) any other Investments in any Person having an aggregate fair market value (measured on the date each such investment was made and without giving effect to subsequent changes in value), when taken together with all other investments made pursuant to this clause (vii) not to exceed $3,000,000;

         (ix) up to $2,000,000 of loans at any one time outstanding to officers, directors or employees of the Company, the proceeds of which are used to purchase common stock of the Company; and

         (x)      Investments in the Notes.

                  "Plan" means an employee benefit plan now or hereafter maintained for employees of the Company or any of its Subsidiaries that is covered by Title IV of ERISA.

                  "Projections" means the Company's forecasted Consolidated and consolidating (a) balance sheets, (b) profit and loss statements, (c) cash flow statements, and (d) capitalization statements, all prepared on a consistent basis with the Company historical financial statements, together with appropriate supporting details and a statement of underlying assumptions.

                  "Property" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

                  "Purchase Documents" means the Stock Purchase Agreement dated as of September 20, 1999 between the Company, Mitsubishi and MPI, pursuant to which the Company is acquiring all of the issued and outstanding capital stock of PW Pipe, as such Agreement may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

                  "PW Pipe" has the meaning given to such term in the recitals to this Agreement.

                  "Person" shall be construed as broadly as possible and includes natural person, corporation, limited liability company, partnership, joint venture, trust, unincorporated association or other organization and a Governmental Authority.

                  "Proceeding" shall have the meaning set forth in Section 9.2 hereof.

                  "Registration Rights Agreement" has the meaning given to such term in the Warrant Agreement.

                  "Reportable Event" means any of the events set forth in
Section 4043(b) of ERISA.

                  "Required Investors" means Investors holding Notes representing a majority of the then outstanding principal balance of the Notes.

                  "Responsible Officer" of any Person means, (i) with respect to any individual, such individual or any other Person duly authorized to act on behalf of such individual and (ii) with respect to any institution, the chief executive officer or a Financial Officer of such Person.

                  "Restricted Investment" means any investment made in cash or by delivery of Property to any Person, whether by acquisition of stock, Indebtedness or other obligation, or by loan, advance or capital contribution, or otherwise, or in any Property except for Permitted Investments.

                  "Restricted Payment" means, with respect to the Company and its Subsidiaries,

                  (i) the declaration or payment of any dividend or the incurrence of any liability to make any other payment or distribution of cash or other property or assets in respect of the capital stock or other equity securities of the Company or any Subsidiary, other than
         (A) dividends or distributions to the Company or any Subsidiary Guarantor or (B) dividends or distributions payable solely in shares of capital stock or (C) dividends or distribution by any Subsidiary of the Company to the Company to permit the Company (x) to any taxes which are due and payable by the Company or any of its Subsidiary as a part of a consolidated tax group or (y) to purchase the Company's capital stock or other equity securities to the extent permitted by clause (ii) hereof;

                  (ii) any payment on account of the purchase, redemption, defeasance, sinking fund or other retirement of the capital stock or other equity securities Company or any Subsidiary or any other payment or distribution made in respect thereof, either directly or indirectly, except that the Company may repurchase its capital stock or other equity securities either (x) in open market transactions or (y) from former employees of the Company or any of its Subsidiaries upon the death, disability or termination of employment of such Person or otherwise in accordance with any shareholder agreement, stock option plan or any employee stock ownership plan; provided, that the aggregate amount of all such repurchases made pursuant to the foregoing subclauses (x) and (y) shall not exceed $1,500,000 in any fiscal year;

                  (iii) any payment or prepayment of principal of, premium, if any, or interest, fees or other charges on or with respect to, and any redemption, purchase, retirement, defeasance, sinking fund or similar payment and any claim for rescission with respect to, any Indebtedness the terms of which provide that such Indebtedness is junior in right of payment to the Notes; and

                  (iv) any Restricted Investment.

                  "Restricted Securities" means the Notes, to the extent the Notes have not then been sold to the public pursuant to (a) registration under the Securities Act or (b) Rule 144 (or similar or successor rule) promulgated under the Securities Act.

                  "Security" has the meaning given to such term in Section 2(l) of the Securities Act.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Senior Bank Agent" has the meaning given to such term in the recitals hereof.

                  "Senior Credit Agreement" has the meaning given to such term in the recitals hereof.

                  "Senior Credit Documents" has the meaning given to the term "Loan Documents" in the Senior Credit Agreement.

                  "Senior Indebtedness" means,

         (a) all "Obligations" under and as defined in the Senior Credit Agreement, now existing or hereinafter created, under the Senior Credit Agreement, including the principal of, and premium (if any) and interest on loans and other extensions of credit under the Senior Credit Agreement (including, without limitation, any interest accruing subsequent to the commencement of any Proceeding whether or not such interest constitutes an allowed claim in any such Proceeding) and all commitment, facility and other fees payable under the Senior Credit Agreement and all expenses, reimbursements, indemnities and other amounts payable by the Company under the Senior Credit Agreement;

         (b) with respect to any Subsidiaries of the Company, the contingent obligations or guaranty of such Subsidiary, under or in respect of Indebtedness covered under clause (a) above; and

         (c) subject to the provisions of Section 8.11(c), any and all refinancings, replacements or refunding of any of the amounts referred to in clauses (a) and (b) above; provided, that the aggregate principal amount of Indebtedness (or any refinancing, replacement or refunding thereof), constituting "Senior Indebtedness" hereunder shall not exceed, at any one time outstanding $110,000,000 (such amount being referred to as the "Maximum Principal Amount of Senior Indebtedness"); provided further, that the Maximum Principal Amount of Senior Indebtedness shall be reduced from time to time by all scheduled payments and mandatory prepayments of the term loans or reduction of the commitments made from time to time under the Senior Credit Agreement or any Senior Refinancing Agreement which result in a permanent reduction of the term loans or commitments thereunder. Senior Indebtedness shall be considered outstanding whenever any loan commitment under the Senior Credit Agreement or any Senior Refinancing Agreement is outstanding.

                  "Senior Lenders" has the meaning given to such term in the recitals hereof.

                  "Senior Nonmonetary Default" means the occurrence or existence of any event, circumstance, condition or state of facts that, by the terms of any instrument pursuant to which any Senior Indebtedness is outstanding, permits one or more holders of such Senior Indebtedness (or a trustee or agent on behalf of the holders thereof) to declare such Senior Indebtedness due and payable prior to the date on which it would otherwise become due and payable, other than a Senior Payment Default.

                  "Senior Nonmonetary Default Notice" shall have the meaning given to such term in Section 9.3(b).

                  "Senior Payment Default" means any default in the payment of principal of (or premium, if any) or interest on, or other amount payable in respect of, any Senior Indebtedness when due that, by the terms of any instrument pursuant to which any Senior Indebtedness is outstanding, permits one or more holders of such Senior Indebtedness (or a trustee or agent on behalf of the holders thereof) to declare such Senior Indebtedness due and payable prior to the date on which it would otherwise become due and payable, other than a Senior Nonmonetary Default.

                  "Senior Refinancing Agreement" shall have the meaning given to such term in Section 8.11(c).

                  "Series A Preferred Stock" means the Company's Series A 7% Convertible Preferred Stock, $0.01 par value.

                  "Solvent" means, as to any Person, such Person (i) owns Property whose fair saleable value is greater than the amount required to pay all of such Person's Indebtedness (including contingent debts), (ii) is able to pay all of its Indebtedness as such Indebtedness matures and (iii) has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage.

                  "Spell Group" has the meaning given to such term in the Warrant Agreement.

                  "Stated Rate" has the meaning given to such term in Section
3.3 hereof.

                  "Subject Business" has the meaning given to such term in the recitals to this Agreement.

                  "Subordinated Obligations" shall have the meaning given to such term in Section 9.1.

                  "Subsidiary" means, with respect to any Person, any other Person of which more than fifty percent (50%) of the shares of stock or other interests entitled to vote in the election of directors or comparable Persons performing similar functions (excluding shares or other interests entitled to vote only upon the failure to pay dividends thereon or other contingencies) are at the time owned or controlled, directly or indirectly through one or more Subsidiaries, by such Person.

                  "Subsidiary Guarantor means any Subsidiary of the Company that is a party to the Subsidiary Guaranty.

                  "Subsidiary Guaranty" means the Senior Subordinated Subsidiary Guaranty in substantially the form of Exhibit B hereto, in favor of the Investors, as such Subsidiary Guaranty may be amended, supplemented or otherwise modified from time to time.

                  "Transaction Documents" means the Warrants, the Warrant Agreement, the Registration Rights Agreement, the Compliance Sideletter, the Note Documents and any other document, instrument or agreement executed and delivered by the Company in connection with any of the foregoing.

                  "Transfer" means any sale, transfer, assignment, or other disposition of any interest in, with or without consideration, any security, including any disposition of any security or of any interest therein which would constitute a sale thereof within the meaning of the Securities Act.

                  "US$" and "United States Dollars" shall each mean lawful currency of the United States.

                  "United States" means the United States of America.

                  "Warrant Agreement" means the Warrant Agreement dated the date hereof among the Company and the other signatories thereto, as such Agreement may be amended, supplemented or otherwise modified from time to time.

                  "Warrants" has the meaning given to such term in the Warrant Agreement.

                  "Warrant Shares" has the meaning given to such term in the Warrant Agreement.

1.2      Terms Generally.

         The definitions in Section 1.1 shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation".

1.3      Use of Defined Terms.

         Terms defined in this Agreement and used in any Exhibit, Schedule, Certificate, Annex or any Transaction Document or other document delivered in connection with this Agreement, shall have the meanings assigned herein unless otherwise defined or the context otherwise requires.

1.4      Cross-References.

         Unless otherwise specified, references in this Agreement or any Transaction Document to any Article or Section are references to such Article or Section of this Agreement or such Transaction Document, as the case may be, and references in any Article, Section or definition to any clause are references to such clause of such Section, Article or definition.

1.5      Currency.

         Unless otherwise specified herein, all statements or references to dollar amounts or $ set forth herein or in any other Transaction Document shall refer to United States Dollars.

1.6      Accounting Terms; GAAP.

         Any accounting term used in this Agreement shall have, unless otherwise specifically provided herein, the meaning customarily given such term in accordance with GAAP, and all financial computations hereunder shall be computed, unless otherwise specifically provided herein, in accordance with GAAP consistently applied. That certain terms or computations are explicitly modified by the phrase "in accordance with GAAP" shall in no way be construed to limit the foregoing. If any changes in accounting principles from those currently employed become effective by the promulgation of rules, regulations pronouncements and opinions by or required by the Financial Accounting Standards Board (FASB) or the American Institute of Certified Public Accountants (AICPA) (or any successors thereto) resulting in a change in the financial covenant calculations set forth in Section 8.9, such covenants shall continue to be calculated under the previous accounting principles and the holders of the Notes and the Company agree to negotiate in good faith to amend such covenant calculations to equitably reflect such changes with the desired result that the criteria for evaluation of the financial condition of the Company and its Subsidiaries shall be the same as if such changes had not been made. If no agreement can be reached regarding such amendments within thirty (30) days after the effectiveness of such change in accounting principles, then the Company shall continue to calculate those covenants which were affected using the pervious accounting principles.

                                   ARTICLE II

                         PURCHASE AND SALE OF THE NOTES

2.1 Authorization and Issuance of the Notes .

         (a) The Company has authorized the issuance of the Notes.

         (b) On the Closing Date, the Company shall (i) sell to each Investor, and each Investor shall severally purchase from the Company, upon satisfaction of the conditions set forth in Section 6.1 hereof (or waiver in writing of such conditions by the Investors), a Note in the principal amount equal to the amount set forth opposite such Investor's name on Schedule 1.1 hereto in consideration by the Company (x) for receipt of the Note Purchase Price in, (ii) deliver to each Investor a duly executed Note (payable to the order of such Investor),
(iii) deliver to each Investor a legal opinion from counsel to the Company in form and substance satisfactory to the Investors and (iv) deliver to each Investor the additional documents specified in Section 6.1 hereof. The Investors will deliver to the Company upon satisfaction of the closing conditions set forth in Section 6.1 hereof (or waiver in writing of such conditions by the Investors) either (i) the aggregate principal amount set forth opposite such Investor's name on Schedule 1.1 hereto, in cash by wire transfer of immediately available funds to an account designated by the Company at least two (2) Business Days prior to the Closing Date or (y) certificates representing the number of shares of Convertible Preferred Stock held beneficially or of record by such Investor set forth opposite such Investor's name on Schedule 1.1 hereto and upon delivery of such certificates such Investor shall release of all rights and benefits relating thereto

         (c) The Investors and the Company hereby acknowledge and agree that the Notes are part of an "investment unit" within the meaning of Section 1273(c)(2) of the Code, which includes the Warrants. Notwithstanding anything to the contrary contained herein or in the Warrant Agreement, the Investors and the Company hereby further acknowledge and agree that solely for United States federal income tax purposes the aggregate "issue price" of the Notes and the Warrants under Section 1273(b) of the Code (and for purposes of comparable state and local income tax laws) shall equal $ 29,000,000 and $3,500,000, respectively. The Investors and the Company agree to use the foregoing issue prices for all income tax purposes with respect to this transaction.

         (d) The Investors and the Company agree to use the foregoing issue prices for all income tax purposes with respect to this transaction.

2.2      Closing.

         Subject to the satisfaction of the conditions precedent set forth in
Section 6.1 hereof (or the waiver in writing of such conditions by the Investors), the execution of this Agreement and the other Transaction Documents and other documentation contemplated hereby and thereby and the delivery of the Notes and Warrants shall occur on or prior to September 20, 1999, or such later date as the Company and the Investors shall mutually agree to in writing (the "Closing Date"), at the offices of Fredrikson & Byron, P.A., 1100 International Centre, 900 Second Avenue South, Minneapolis, MN 55402-3397.

                                  ARTICLE III

                    PROVISIONS OF THE NOTES AND THE WARRANTS

3.1      The Notes.

         The Notes shall be in the aggregate principal amount of Thirty Two Million, Five Hundred Thousand Dollars ($32,500,000). The Notes shall be dated the Closing Date. The aggregate amount of the Notes shall, subject to the provisions for mandatory and optional prepayment and acceleration contained herein, mature and be payable in full on the Final Maturity Date.

3.2      General Provisions As To Payments.

         (a) The Company shall make each payment in respect of the principal of, premium, if any, or accrued interest on the Notes, or any other amount due to the Investors under this Agreement or any other Note Document, not later than 2:00 p.m., New York City time, on the day when due, to the Investors as provided in the Notes and Schedule 1.1 attached hereto, or in such other manner as instructed from time to time in writing by the Investor. All payments hereunder shall be made in United States Dollars by wire transfer of immediately available funds.

         (b) Whenever any payment (including principal of, premium, if any, or interest on the Notes or other amount) hereunder or under any other Note Document shall become due, or otherwise would occur, on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of such interest, or other amount, if applicable.

         (c) The Company hereby authorizes the Investors to make appropriate notations on the grid attached to the Notes, including the date, outstanding principal amount and any prepayment thereof and the Deferred Interest Amounts to be added to the principal amount of the Notes in accordance with Section 3.3(a), which notations shall be conclusive absent manifest error; provided, however, that the failure of the Investors to make such notation or any error on the Notes shall not affect the obligation of the Company to repay, in accordance with the terms of the Notes and this Agreement, the principal amount of the Notes together with all interest, prepayment premiums, if any, and other amounts due hereunder.

         (d) Neither the Company nor any of its Subsidiaries shall purchase, redeem or otherwise acquire any Notes from any holder thereof except upon payment or prepayment thereof in accordance with the specific terms thereof and of this Agreement unless the Company or such Subsidiary shall have offered to purchase, redeem or otherwise acquire, as the case may be, Notes from each holder of the Notes at the time outstanding upon the same terms and conditions and on a pro rata basis (based upon the principal amount of the Notes then held by each such holder). Any Notes so purchased, redeemed or otherwise acquired by the Company or any Subsidiary of the Company shall be cancelled and not be deemed outstanding for any purpose under this Agreement.

         (e) Except to the extent otherwise provided herein, each payment of principal of the Notes by the Company shall be made for the account of the holders thereof pro rata in accordance with the respective unpaid principal amounts of the Notes held by them and each payment of interest on Notes shall be made for the account of the holders thereof pro rata in accordance with the amounts of interest on such Notes then due and payable to the respective Investors.

3.3      Interest.

         (a) Interest shall be payable on the principal amount of the Notes, and to the maximum extent permitted by Applicable Law, on interest thereon at a fixed rate per annum equal to 14% (the "Stated Rate"). Notwithstanding the foregoing, in connection with any Interest Payment Date, the Company may elect to defer a portion of the interest owing on such Interest Payment Date provided that (i) no Default or Event of Default has occurred and is continuing, and (ii) the Company gives the Investors written notice of such election prior to the commencement of the related Interest Period, which notice shall include the amount of interest the Company elects to defer on such Interest Payment Date; and provided further that the maximum amount of interest the Company may elect to defer on any Interest Payment Date shall be an amount equal to the interest accrued on the Notes during such Interest Period at a rate equal to 2% per annum. If the Company elects to defer a portion of the interest due on any Interest Payment Date (such amount being hereinafter referred to as the "Deferred Interest Amount"), then the aggregate principal amount of the Notes shall be automatically deemed to be increased by an amount equal to the Deferred Interest Amount owing on such Interest Payment Date.

         (b) Interest on the Notes shall accrue from day to day and shall be payable (as provided in Section 3.3(a) above) on each Interest Payment Date, commencing December 20, 1999, on the date of any prepayment in accordance with Sections 3.5 and 3.6 hereof and on maturity of the Notes, whether by acceleration or otherwise. All computations of interest hereunder shall be made on the basis of a 360-day year consisting of twelve 30-day months.

         (c) Notwithstanding any other provision of this Section 3.3 or any Note, the Company shall at any time after the seventh anniversary of the date hereof make interest payments on account of this Note in immediately available funds at such time and in such amounts as are necessary for this Note not to have "significant original issue discount" as that term is defined in Section 163(i) of the Code.

         (d) In no event whatsoever shall the aggregate of all amounts deemed interest under the Notes and charged or collected pursuant to the terms of this Agreement or pursuant to the Notes exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. If any provisions of this Agreement, or the Notes are in contravention of any such law, such provisions shall be deemed amended to conform thereto.

3.4      Interest on Overdue Amounts.

         So long as any Event of Default shall have occurred and be continuing, the Company shall pay, in cash on demand from time to time, interest to the extent permitted by law on the Notes at a rate per annum equal to two percent (2%) above the Stated Rate.

3.5      Mandatory Prepayment.

         (a) The Company shall repay the Notes on September 20, 2005, September 20, 2006 and September 20, 2007, in cash in an amount equal to 33.33% of the outstanding principal amount of the Notes on each such date, together with interest accrued but unpaid on the principal portion of the Notes being repaid on each such date.

         (b) Any and all principal of the Notes remaining unpaid, together with all interest accrued but unpaid thereon, automatically and unconditionally shall be due and payable in full in cash on the Final Maturity Date.

         (c) In the event of a Change of Control, each Investor shall have the option to require the Company to repurchase all the Notes held by such Investor at a purchase price in cash equal to the then outstanding principal amount of the Notes plus the Applicable Prepayment Premium, together with all interest accrued on such Notes through the date of repurchase. The Company shall give the Investors notice (a "Change of Control Notice") of any transaction that would result in a Change of Control not less than thirty (30) days prior to the anticipated date of the consummation of such transaction (but in no event later than the third Business Day following the Company becoming aware thereof). Any Investor may exercise its right to require the Company to repurchase the Notes held by it by delivering written notice of such exercise (a "Repurchase Notice") to the Company within twenty (20) days after receipt of the Change of Control Notice. Within 15 days after the first date of receipt of a Repurchase Notice by the Company (the "Repurchase Notice Date"), the Company shall give a notice to all other Investors advising them of the receipt by the Company of such Repurchase Notice, together with a copy of such Repurchase Notice. The date upon which the Company shall so advise such other Holders is herein called the "Company Notice Date". Within 15 days after the Company Notice Date, each such other Investor also may give a Repurchase Notice to the Company and each such Repurchase Notice shall be deemed given as of the date of the Repurchase Notice given by the Investor initially exercising its repurchase rights hereunder. The repurchase of the Notes shall be consummated on a date selected by the Company upon at least 15 days' prior written notice to the Investors which have given the relevant Repurchase Notice(s), but in no event later than the date of consummation of such Change of Control or three (3) Business Days after the Company becomes aware of such Change of Control (the "Repurchase Closing Date"). On the Repurchase Closing Date, the Company shall purchase from the Investors which have given such Repurchase Notice(s), and such Investor shall sell to the Company, the Notes held by such Investor for the purchase price specified in this paragraph (c).

         (d) In connection with any Change of Control, the Company covenants to
(i) repay in full all Indebtedness under the Senior Credit Agreement and to terminate all commitments thereunder and to repay in full all other Senior Indebtedness the terms of which require repayment upon a Change of Control or offer to repay in full and terminate all commitments under all Indebtedness under the Senior Credit Agreement and all other such Senior Indebtedness or (ii) obtain the requisite consents under the Senior Credit Agreement and all other Senior Indebtedness to permit the repurchase of the Notes as provided in paragraph (c) above. The Company shall first comply with the covenant in the immediately preceding sentence before it shall be required to repurchase the Notes pursuant to the provisions above. The Company's failure to comply with the covenant described in the immediately preceding sentence shall constitute an Event of Default.

3.6      Optional Prepayments.

         (a) The Company may, at any time, at its option, prepay the Notes in whole and from time to time in part, upon not less than thirty (30) Business Days' prior written notice to the Investors; provided, however, that each partial prepayment shall be in an aggregate principal amount not less than $1,000,000 or integral multiples of $100,000 in excess thereof. Each prepayment of the Notes shall include payment in cash of the principal amount of the Notes proposed to be prepaid on such prepayment date, all accrued but unpaid interest thereon to the date of such prepayment on the portion of the Notes being prepaid and the Applicable Prepayment Premium in respect of the portion of the Notes being prepaid. In the case of each partial prepayment of the Notes, the principal amount of the Notes to be prepaid shall be allocated pro rata among all of the Notes outstanding at such time in proportion, to the respective unpaid principal amounts.

         (b) Each notice of prepayment pursuant to this Section 3.6 shall specify the proposed date of such prepayment, the principal amount of the Notes to be prepaid, the interest owing on such principal amount and the aggregate Applicable Prepayment Premium in respect of the Notes being prepaid on such prepayment date.

3.7      Securities Register.

         (a) The Company shall cause to be kept at its principal office a register for the registration and transfer of the Notes (the "Note Register"). The names and addresses of the holders of the Notes, the transfer of the Notes, and the names and addresses of the transferees of the Notes shall be registered in the Note Register.

         (b) The Person in whose name any registered Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes of this Agreement and the Company shall not be affected by any notice to the contrary, until due presentment of such Note for registration of transfer so provided in this Section 3.7(b). Payment of or on account of the principal, premium, interest and any other amount paid on any registered Note shall be made to (or based upon the written order of) such registered holder.

3.8      Lost, Etc. Securities.

         Upon receipt of evidence reasonably satisfactory to the Company (an affidavit of an Investor being satisfactory) of the ownership and the loss, theft, destruction or mutilation of any Note, and in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Company (if such Investor is a financial institution or other institutional investor, its own agreement being satisfactory) or, in the case of any such mutilation, upon surrender of such Note, the Company shall, without charge, issue register and deliver in lieu of such Note a new Note of like kind representing the same rights represented by and dated the date of such lost, stolen, destroyed or mutilated Note. Any such new Note shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Note shall be at any time enforceable by any Person.

3.9      Several Obligations; Remedies Independent.

         No Investor shall have any obligation to any other Investor in respect of the failure by such Investor to purchase any Note required to be purchased by such Investor. The amounts payable by the Company at any time hereunder and under the Notes to each Investor shall be separate and independent debt and subject to the provisions of Articles IX and XI each holder shall be entitled to protect and enforce its rights arising out of this Agreement and the Notes held by it and it shall not be necessary for any other holder to consent to or be joined as an additional party in, any proceedings for such purposes.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

                  Each Obligor hereby represent and warrant to the Investors that, after giving effect to the Acquisition and the issuance and sale of the
Notes:

4.1      Organization and Qualification.

         Each Obligor and each of its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Each Obligor and each of its Subsidiaries is duly qualified and is authorized to do business and is in good standing as a foreign corporation in each state or jurisdiction listed on Schedule 4.1 hereto and in all other states and jurisdictions in which the failure of such Obligor or any Subsidiary to be so qualified would have a Material Adverse Effect.

4.2      Corporate Power and Authority; Consent.

         (a) Each Obligor and each of its Subsidiaries is duly authorized and empowered to enter into, execute, deliver and perform this Agreement and each of the other Transaction Document to which it is a party. The execution, delivery and performance of this Agreement and each of the other Transaction Documents have been duly authorized by all necessary corporate action and do not and will not (i) contravene such Obligor's or any of its Subsidiaries' charter, articles or certificate of incorporation or by-laws; (ii) violate, or cause such Obligor or any of its Subsidiaries to be in default under, any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award in effect having applicability to such Obligor or any of its Subsidiaries;
(iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which such Obligor or any of its Subsidiaries is a party or by which such Obligor or any of its Subsidiaries or its or such Subsidiary's Properties may be bound or affected; or (iv) result in, or require, the creation or imposition of any Lien (other than Permitted Liens) upon or with respect to any of the Properties now owned or hereafter acquired by such Obligor or any of its Subsidiaries.

         (b) Except as set forth on Schedule 4.2(b) hereto, the execution and delivery of this Agreement and each of the other Transaction Documents by the Company or any of its Subsidiaries which is a party thereto, the issuance, sale and delivery of the Notes and the Warrants by the Company, and the consummation of the transactions contemplated hereby and thereby, do not and will not require any authorization, registration or filing with, or consent or approval of, any Person, including, without limitation, any Governmental Authority except for such as have been made or obtained and are in full force and effect.

4.3      Legally Enforceable Agreement.

         This Agreement is, and each of the other Transaction Documents when delivered under this Agreement will be, a legal, valid and binding obligation of each Obligor and each of its Subsidiaries (to the extent a party thereto) enforceable against each of them in accordance with its respective terms.

4.4      Corporate Names.

          No Obligor nor any of its Subsidiaries has been known as or used any corporate, fictitious or trade names except those listed on Schedule 4.4 hereto. Except as set forth on Schedule 4.4, no Obligor or any of its Subsidiaries has been the surviving corporation of a merger or consolidation or acquired all or substantially all of the stock or assets of any Person.

4.5      Business Locations; Agent for Process.

         Each Obligor's and each of its Subsidiaries' chief executive office and other places of business are as listed on Schedule 4.5 hereto. During the preceding one-year period, no Obligor nor any of its Subsidiaries has had an office, place of business or agent for service of process other than as listed on Schedule 4.5 hereto.

4.6      Title to Properties.

         Each Obligor and each of its Subsidiaries has good, indefeasible and marketable title to and fee simple ownership of, or valid and subsisting leasehold interests in, all of its real Property, and all of its other Property, in each case, free and clear of all Liens except Permitted Liens. Each Obligor has paid or discharged all lawful claims which, if unpaid, might become a Lien against any of such Obligor's Properties that is not a Permitted Lien.

4.7      Financial Statements; Fiscal Year.

         (a) The (i) audited Consolidated and consolidating balance sheets of the Company and its Subsidiaries (including the accounts of all Subsidiaries of the Company for the respective periods during which a Subsidiary relationship existed) at December 31, 1998, December 31, 1997 and December 31, 1996 and the related Consolidated and consolidating statements of income, shareholders' equity and cash flows the fiscal years then ended, together with the related notes thereto and the auditors' report thereon and (ii) the unaudited Consolidated and consolidating balance sheet of the Company and its subsidiaries at June 30, 1999, and the related Consolidated statements of income, changes in stockholder's equity, and changes in financial position for the six-period then ended, in each case, have been prepared in accordance with GAAP, applied on a consistent basis, subject in the case of the financial statements described in clause (ii) (x) to normal year-end, non-material adjustments and (y) the absence of footnotes, and present fairly, in all material respects, the financial position of the Company and its Subsidiaries at such dates and the results of the Company's and its Subsidiaries operations for such periods. Since December 31, 1998, except for the consummation of the Acquisition and the repurchase of Common Stock and options to acquire Common Stock from Larry Schnase, there has been no material change in the condition, financial or otherwise, of the Company and such other Persons as shown on the Consolidated balance sheet as of such date and no change in the aggregate value of any equipment and real Property owned by the Company or its Subsidiaries, except changes in the ordinary course of business, none of which individually or in the aggregate has had or could reasonably be expected to have Material Adverse Effect. The fiscal year of the Company and each of its Subsidiaries ends on December 31st of each year.

         (b) The (i) audited Consolidated and consolidating balance sheets of PW Pipe as of December 27, 1998, December 28, 1997 and December 29, 1996 and the related statements of income and cash flows for the fiscal years then ended, together with the related notes thereto and the auditors' report thereon and
(ii) the unaudited Consolidated and consolidating balance sheet of PW Pipe as of June 27, 1999 and the related consolidated statements of income and cash flows for the six-month period then ended, in each case have been prepared in accordance with GAAP, applied on a consistent basis, subject in the case of the financial statements described in clause (ii) (x) to normal year-end, non-material adjustments and (y) the absence of footnotes, and present fairly, in all material respects, the financial position of at PW Pipe such dates and the results of PW Pipe's operations for such periods. Since December 27, 1998, there has been no material change in the condition, financial or otherwise, of PW Pipe as shown on the balance sheet as of such date and no change in the aggregate value of equipment and real property owned by PW Pipe, except changes in the ordinary course of business, none of which individually or in the aggregate has had or could reasonably be expected to have a Material Adverse Effect. PW Pipe has no Subsidiaries.

         (c) The pro forma unaudited balance sheet of the Company and its Subsidiaries delivered to the Investors on or prior to the Closing Date has been prepared on a basis in conformity with GAAP (except for the omission of footnotes and prior period comparative data required by GAAP and for variations from GAAP which in the aggregate are not material and for reallocations of values with respect to categories of assets acquired in connection with, and adjustment of actual fees, expenses and transaction costs incurred in connection with the Acquisition) and presents fairly the financial condition of the Company and its Subsidiaries, assuming consummation of the Acquisition.

         (d) The Projections provided to the Investors pursuant to Section 7.8 have been prepared on the basis of the assumptions which are set forth therein. Such projections have been prepared in good faith and represent, on the date of this Agreement, the good faith opinion of the Company's management as to the most probable course of business of the Company on the basis of the assumptions which are set forth therein.

4.8      Full Disclosure.

         The financial statements referred to in Section 4.7 hereof do not, nor does the Confidential Information Memorandum or this Agreement or any other written statement of any Obligor to any Investor, contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained therein or herein not misleading. There is no fact which any Obligor has failed to disclose to the Investors in writing which materially affects adversely or, so far as any Obligor can now foresee, will materially affect adversely the Properties, business, prospects, profits or condition (financial or otherwise) of such Obligor or any of its Subsidiaries or the ability of such Obligor or its Subsidiaries to perform this Agreement or the other Transaction Documents.

4.9      Solvent Financial Condition.

         Each Obligor and each of its Subsidiaries is now and, after giving effect to the consummation of the Acquisition, the issuance of the Notes and Warrants and incurrence of the loans on the Closing Date under the Senior credit Agreement and the application of the proceeds from the issuance of the Notes and Warrants at all times will be, Solvent.

4.10     Surety Obligations.

         No Obligor nor any of its Subsidiaries is obligated as surety or indemnitor under any surety or similar bond or other contract issued or entered into any agreement to assure payment, performance or completion of performance of any undertaking or obligation of any Person.

4.11     Taxes.

         The Company's federal tax identification number is 41-1642846. The federal tax identification number of each other Obligor is shown on Schedule
4.11 hereto. Each Obligor and each of its Subsidiaries have filed all federal, state and local tax returns and other reports any of them is required by law to file (and all such returns were complete and correct in all material respects) and has paid, or made provision for the payment of, all taxes, assessments, fees, levies and other governmental charges upon any of them, any of their income and Properties as and when such taxes, assessments, fees, levies and charges that are due and payable, unless and to the extent any thereof are being actively contested in good faith and by appropriate proceedings and each Obligor maintains reasonable reserves on its books therefor. The provision for taxes on the books of each Obligor and its Subsidiaries are adequate for all years not closed by applicable statutes, and for its current fiscal year.

4.12     Brokers.

         There are no claims for brokerage commissions, finder's fees or investment banking fees in connection with the transactions contemplated by this Agreement or any other Transaction document, except Donaldson Lufkin & Jenrette Securities Corporation.

4.13     Patents, Trademarks, Copyrights and Licenses.

         Each Obligor and each of its Subsidiaries owns or possesses all the patents, trademarks, service marks, trade names, copyrights and licenses necessary for the present and planned future conduct of its business without any known conflict with the rights of others. All such patents, trademarks, service marks, tradenames, copyrights, licenses and other similar rights are listed on
Schedule 4.13 hereto.

4.14     Governmental Consents.

         Each Obligor and each of its Subsidiaries has, and is in good standing with respect to, all governmental consents, approvals, licenses, authorizations, permits, certificates, inspections and franchises necessary to continue to conduct its business as heretofore or proposed to be conducted by it and to own or lease and operate its Properties as now owned or leased by it except for such failures that could not reasonably be expect have either individually or in the aggregate a Material Adverse Effect.

4.15     Compliance with Laws.

         Each Obligor and each of its Subsidiaries has duly complied with, and its Properties, business operations and leaseholds are in compliance, with, the provisions of all Applicable Laws applicable to such Obligor or such Subsidiary, as applicable, its Properties or the conduct of its business and there have been no citations, notices or orders of noncompliance issued to such Obligor or any of its Subsidiaries under any such law, rule or regulation, except for such noncompliance which could not reasonably be expected to have either individually or in the aggregate a Material Adverse Effect. Each Obligor and each of its Subsidiaries has established and maintains an adequate monitoring system to insure that it remains in compliance in all material respects with all Applicable Laws applicable to it. No Inventory has been produced in violation of the Fair Labor Standards Act (29 U.S.C. ss.201 et seq.) as amended.

4.16     Environmental Matters.

         (a) Except for such environmental matters which could not reasonably be expected to have either individually or in the aggregate a Material Adverse Effect,

                  (i) each Obligor, its Subsidiaries, and their respective predecessors and Affiliates has complied and is in compliance with all Environmental Laws;

                  (ii) without limiting the generality of the foregoing clause
         (i), each Obligor, its Subsidiaries and their respective predecessors and affiliates has obtained and complied with, and is in compliance with, all clearances, consents, permits, approvals, licenses and other authorizations that are required pursuant to Environmental Laws for the occupation of its facilities and the operation of its business;

                  (iii) no Obligor, its Subsidiaries, nor their respective predecessors or Affiliates has received any written or oral notice, report or other information regarding any actual or alleged violation of any Environmental Law, or any liabilities or potential liabilities (whether accrued, absolute, contingent, unliquidated or otherwise), including any investigatory, remedial or corrective obligations, relating to any of them or its facilities arising under any Environmental Law;

                  (iv) no Obligor, its Subsidiaries, nor their respective predecessors or Affiliates has treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled, or released any substance, including without limitation any hazardous substance, or owned or operated any property or facility (and no such property or facility is contaminated by any such substance) in a manner that has given or would give rise to any liability, including any liability for response costs, corrective action costs, personal injury, property damage, natural resources damages or attorney fees, pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), the Solid Waste Disposal Act, as amended ("SWDA") or any other Environmental Law;

                  (v) neither this Agreement nor the consummation of the transaction that is the subject of this Agreement will result in any obligations for site investigation or cleanup, or consent of government agencies or third parties, pursuant to any of the so-called "transaction-triggered" or "responsible property transfer" Environmental Laws;

                  (vi) the Obligors have provided Investors with true and correct copies of all material environmental and occupational health and safety, reports, assessments, audits, and documents in their possession, custody or control that relate to the Company, its Subsidiaries, their respective predecessors or Affiliates, or their facilities or business;

                  (vii) no Obligor, its Subsidiaries, nor their respective predecessors, or Affiliates has assumed, undertaken, or otherwise become subject to any liability, including without limitation any obligation for corrective or remedial action, of any other Person relating to any Environmental Law; and

                  (viii) no facts, events or conditions relating to the facilities, properties or operations of any Obligor, its Subsidiaries, or, their respective predecessors or Affiliates will prevent, hinder or limit continued compliance with Environmental Laws, give rise to any investigatory, remedial or corrective obligations pursuant to Environmental Laws, or give rise to any other liabilities (whether accrued, absolute, contingent, unliquidated or otherwise) pursuant to Environmental Laws, including without limitation any relating to onsite or offsite releases or threatened releases of hazardous materials, substances or wastes, personal injury, property damage or natural resources damage.

         (b) All material filings with, or applications or notifications to, any Governmental Authority required by all Applicable Law to be made in connection with the Acquisition have been made or will be made as soon as practicable after the Closing Date.

4.17     Insurance.

         Schedule 4.17 sets forth a complete and correct description of all insurance maintained by the Company and its Subsidiaries or by the Company for its Subsidiaries as of the Closing Date. All such insurance is in full force and effect and all premiums that are due and payable have been duly paid.

4.18     Restrictions.

         No Obligor nor any of its Subsidiaries is a party or subject to any contract, agreement, or charter or other corporate restriction, which materially and adversely affects its business or the use or ownership of any of its Properties. No Obligor nor any of its Subsidiaries is a party or subject to any contract or agreement which restricts its right or ability to incur Indebtedness, other than as set forth on Schedule 4.18 hereto, none of which prohibit the execution of or compliance with this Agreement or the other Transaction Documents by such Obligor or any of its Subsidiaries, as applicable.

4.19     Litigation.

         Except as set forth on Schedule 4.19 hereto, there are no actions, suits, proceedings or investigations pending, or to the knowledge of any Obligor, threatened, against or affecting any Obligor or any of its Subsidiaries, or the business, operations, Properties, prospects, profits or condition of such Obligor or any of its Subsidiaries, except for those that could not be reasonably expected to have either individually or in the aggregate a Material Adverse Effect. No Obligor nor any of its Subsidiaries is in default with respect to any order, writ, injunction, judgment, decree or rule of any Governmental Authority, except for such defaults that could not reasonably be expected to have either individually or in the aggregate a Material Adverse Effect.

4.20     No Defaults.

         No event has occurred and no condition exists which would, upon or after the execution and delivery of this Agreement, or any other Transaction Document or the performance of any Obligor's obligations hereunder or thereunder or the consummation of the transactions contemplated herein or therein, constitute a Default or an Event of Default. No Obligor nor any of its Subsidiaries are or is in default, and no event has occurred and no condition exists which constitutes, or which with the passage of time or the giving of notice or both would constitute, a default in the payment of any Indebtedness for borrowed money to any Person.

4.21     Leases.

         Schedule 4.21(a) hereto is a complete listing of all capitalized leases of each Obligor and its Subsidiaries and Schedule 4.21(b) hereto is a complete listing of all operating leases of each obligor and its Subsidiaries. Each Obligor and each of its Subsidiaries is in compliance with all of the terms of each of its respective capitalized and operating leases, except for such failures that could not reasonably be expected to have either individually or in the aggregate a Material Adverse Effect.

4.22     Pension Plans.

          Except as disclosed on Schedule 4.22 hereto, no Obligor nor any of its Subsidiaries has any Plan. Each Obligor and each of its Subsidiaries is in full compliance with the requirements of ERISA and the regulations promulgated thereunder with respect to each Plan. No fact or situation that could result in a material adverse change in the financial condition of any Obligor or any of its Subsidiaries exists in connection with any Plan. No Obligor nor any of its Subsidiaries has any withdrawal liability in connection with a Multiemployer Plan.

4.23     Trade Relations.

         There exists no actual or threatened termination, cancellation or limitation of, or any modification or change in, the business relationship between any Obligor or any of its Subsidiaries and any customer or any group of customers whose purchases individually or in the aggregate are material to the business of such Obligor or any of its Subsidiaries, or with any material supplier, and there exists no present condition or state of facts or circumstances which would materially affect adversely such Obligor or any of its Subsidiaries or prevent such Obligor or any of its Subsidiaries from conducting such business after the consummation of the transaction contemplated by this Agreement in substantially the same manner in which it has heretofore been conducted.

4.24     Labor Relations.

         Except as described on Schedule 4.24 hereto, no Obligor nor any of its Subsidiaries is a party to any collective bargaining agreement. There are no material grievances, disputes or controversies with any union or any other organization of any Obligor's or any of its Subsidiaries' employees, or threats of strikes, work stoppages or any asserted pending demands for collective bargaining by any union or organization.

4.25     Private Offering.

         Assuming the accuracy of the representations of the Investors in
Section 5.1, the issuance and sale of the Notes to the Investors hereunder are exempt from the registration and prospectus delivery requirements of the Securities Act. Neither the Company nor any Person acting on its behalf has offered or will offer the Notes or any part thereof or any similar securities for issuance or sale to, or has solicited or will solicit any offer to acquire any of the same from, any Person so as to bring the issuance and sale of the Notes within the provisions of the registration and prospectus delivery requirements of the Securities Act.

4.26     Year 2000.

         Take all action necessary to assure that at all times the computerbased systems utilized by Company and each of its Subsidiaries are able to effectively interpret, process and manipulate data, including dates before, on and after December 31, 1999, except to the extent that failure to do so would not be likely to have a Material Adverse Effect. At request of the Investors, the Company shall provide to the Investors assurance reasonably satisfactory to the Investors that the computer-based systems utilized by the Company and each of its Subsidiaries are able to recognize and perform without error functions involving dates before, on and after December 31, 1999, except to the extent that the failure to do so would not be likely to have a Material Adverse Effect.

4.27     SEC Reports.

         The Company has filed all reports required to be filed by it pursuant to Section 13 or Section 15(d) of the Exchange Act within the last 12 months on a timely basis or has received a valid extension of time of filing; the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, the Company's Quarterly Report on Form 10-Q for the fiscal quarters ended March 31, 1999 and June 30, 1999 and the Company's Current Reports on Form 8-K dated April 30, 1999 and Current Reports on Form 8-K dated September 2, 1999 (collectively, the "Reports"), complied as to form in all material respects with the rules and regulations of the Commission under the Exchange Act on the dates of filing and as of such dates did not contain any untrue statement of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Except as otherwise provided to the Investors, the Company has not filed any Current Reports on Form 8-K since September 2, 1999.

4.28     Incorporation of Representations and Warranties.

         (a) The Company hereby makes to the Investors each of the representations and warranties contained in Section 2.4 of the Warrant Agreement, and such representations and warranties, as so made by the Company, shall be incorporated into this Agreement by reference as if set forth in full herein.

         (b) All representations and warranties made by the Company in any of the Purchase Documents or in the certificates delivered in connection therewith are true and correct in all material respects as of the date hereof with the same force and effect as though made on and as of the date hereof, and such representations and warranties of the Company are hereby confirmed to the Investors and made representations and warranties of the Company hereunder as fully as if set forth herein. The Company has no knowledge that any of the representations and warranties made in Purchase Documents by or on behalf of any party thereto other than Company are untrue or incorrect.

4.29     Survival of Representations and Warranties.

         All representations and warranties of each Obligor contained in this Agreement or any of the other Transaction Documents shall survive the execution, delivery and acceptance thereof by the Investors and the closing of the transactions described therein or related thereto.

                                   ARTICLE V

                   REPRESENTATIONS AND WARRANTIES OF INVESTORS

5.1      Representations and Warranties of Each Investor.

         Each Investor represents and warrants to the Company, severally and not jointly, as of the date hereof as follows:

         (a) Purchase for its Own Account. Such Investor is purchasing the Notes for its own account, without a view to the distribution thereof in violation of the Securities Act, all without prejudice, however, to the right of such Investor at any time, in accordance with this Agreement or the Transaction Documents, lawfully to sell or otherwise to dispose of all or any part of the Notes held by it.

         (b) Accredited Investor. Such Investor is an "accredited investor" within the meaning of Regulation D under the Securities Act.

         (c) Authority, Etc. Such Investor has the power and authority to enter into and perform this Agreement and the execution and performance hereof have been duly authorized by all proper and necessary action; this Agreement constitutes the valid and legally binding obligation of such Investor, enforceable against it in accordance with its terms, except as limited by bankruptcy, insolvency or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights and the application of equitable principles.

         (d) Securities Act Compliance. Such Investor understands that the Company has not registered the Notes under the Securities Act, and each Investor agrees that the Notes may not be sold or transferred or offered for sale or transfer by it without registration under the Securities Act or the availability of an exemption therefrom, all as more fully provided in Article X hereof.

                                   ARTICLE VI

                             CONDITIONS TO PURCHASE

6.1 Conditions to Obligations of Investors on the Closing Date.

         The obligations of the Investors to purchase the Notes hereunder is subject to the satisfaction of the following conditions:

         (a) Securities Purchase Agreement. The Investors shall have received, in form and substance satisfactory to them and their counsel, a duly executed copy of this Agreement and the other Transaction Documents, together with such additional documents, instruments, certificates as the Investors and their counsel shall require in connection therewith, including those listed in the Schedule of Documents attached hereto as Annex A and incorporated herein, each in form and substance satisfactory to the Investors and their counsel.

         (b) No Default. No Default or Event of Default shall exist.

         (c) No Litigation. No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain or prohibit, or to obtain damages in respect of, or which is related to or arises out of this Agreement or the consummation of the transactions contemplated hereby.

         (d) Acquisition. The Acquisition shall have been consummated, or will be consummated simultaneously with the closing of the transactions contemplated hereby, substantially in accordance with the terms of the Purchase Documents, the terms and conditions of which shall be acceptable to the Investors. PW Pipe shall have been merged with and into the Company.

         (e) Environmental Assessments. The results of the Phase I Environmental Assessments (and, if applicable Phase II Environmental Assessments) related to the Company, its Subsidiaries, PW Pipe and the real property to be acquired by the Company pursuant to the Acquisition, shall be acceptable to the Investors.

         (f) Senior Facility. The Investors shall have received evidence satisfactory to it that the Company shall have received at least $75,596,917 from borrowings under the Senior Credit Agreement. The terms and conditions of the Senior Credit Documents shall be acceptable to the Investors.

         (g) Transaction Fees. The Investors shall have determined to its satisfaction that the amount of transaction fees payable in connection with the transactions contemplated hereby shall not exceed $7,000,000.

         (h) Payment of Fees and Expenses. All fees and expenses owing by the Company to the Investors (including the fees and expenses of O'Sullivan Graev & Karabell, LLP) under the terms of this Agreement, any Transaction Document or any other document executed in connection herewith or therewith shall have been paid.

         (i) Requisite Approvals. The Obligors shall have obtained copies of all required governmental and other consents, licenses, permits and approvals relating to the transactions contemplated by this Agreement and the other Transaction Documents, which consents, licenses, permits and approvals shall be in form and substance acceptable to Investors and its counsel.

         (j) Representations and Warranties; Performance of Covenants. The representations and warranties of the Obligors contained herein and in any other Transaction Document and in any certificate or other instrument delivered pursuant to any of the foregoing shall be correct in all material respects as though made on and as of the Closing Date. The Obligors shall have satisfied each of the conditions precedent set forth herein on and as of the Closing Date.

         (k) Legal Matters. All matters relating to the Acquisition, this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby shall be satisfactory to the Investors and their counsel.

         (l) Such other conditions precedent deemed appropriate by the Investors and their counsel.

                                  ARTICLE VII

                              AFFIRMATIVE COVENANTS

                  During the term of this Agreement, and thereafter for so long as there are any Obligations under any Note Document outstanding, each Obligor covenants that, unless the Required Investors have first consented thereto in writing, it shall:

7.1      Corporate Existence.

         (a) Preserve, renew and keep in full force and effect its corporate existence, except as otherwise provided in Section 8.1, and any necessary state or other qualifications (other than any qualifications the absence of which, in the aggregate, would not result in a Material Adverse Effect).

         (b) Do or cause to be done all things necessary to obtain, preserve, renew, extend and keep in full force and effect the rights, licenses, permits, franchises, authorizations, patents, copyrights, trademarks and trade names material to the conduct of the Subject Business; maintain and operate such business in substantially the manner in which it is presently conducted and operated; and at all times maintain and preserve all Property material to the conduct of such business and keep such Property in good repair (subject to ordinary wear and tear), working order and condition and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times.

7.2      Payment of Obligations.

         Pay its obligations promptly and in accordance with their terms and discharge promptly when due all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, before the same shall become delinquent or in default, as well as all lawful claims for labor, materials, supplies and services or otherwise that, if unpaid, might give rise to a Lien upon such properties or any part thereof; provided, however, that such payment and discharge shall not be required with respect to any such tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings and the Company shall have set aside on its books adequate reserves with respect thereto in accordance with GAAP and such contest operates to suspend collection of the contested, tax, assessment or charge and enforcement of a Lien.

7.3      Visits and Inspections.

         Permit representatives of any Investor, from time to time, as often as may be reasonably requested, but only during normal business hours, to visit and inspect the Properties of each Obligor and each of its Subsidiaries, inspect, audit and make extracts from its books and records, and discuss with such Obligor's or such Subsidiary's officers, employees and independent accountants, such Obligor's or such Subsidiaries business, assets, liabilities, financial condition, business prospects and results of operations.

7.4      Litigation and Other Notices.

         Upon any Responsible Officer of the Company obtaining knowledge thereof, furnish to each Investor prompt written notice of the following:

                  (i) any Event of Default or Default, specifying the nature and extent thereof and the corrective action (if any) taken or proposed to be taken with respect thereto

                  (ii) the filing or commencement of, or any written threat or written notice of intention of any person to file or commence, any action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority, against the Company or any Affiliate thereof that if adversely determined could result in a Material Adverse Effect;

                  (iii) any notices of a default or event of default under any agreement or instrument evidencing Senior Indebtedness; and

                  (iv) any development that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect.

7.5      Compliance with Laws; Environmental Matters.

         (a) Comply with all Applicable Laws and maintain and comply in all material respects with all required clearances, consents, permits, approvals, licenses and other authorizations of Governmental Authorities, except for such noncompliance which could not reasonably be expected to have either individually or in the aggregate a Material Adverse Effect.

         (b) Comply in all material respects with all Environmental Laws and all clearances, consents, permits, approvals, licenses and other authorizations issued thereunder. Respond immediately to any release or threatened release of any hazardous materials in a manner which complies in all material respects with all Environmental Laws and reasonably mitigates any risk to human health or the environment. Provide such documents or information, or conduct at its own cost such studies or assessments, relating to material matters arising under Environmental Laws, as any Investor may reasonably request.

         (c) Promptly provide the Investors with copies of any notice, report or other information regarding any actual or alleged violation of Environmental Laws, or any liabilities or potential liabilities (whether accrued, absolute, contingent, unliquidated or otherwise), including any investigatory, remedial or corrective obligations, arising under Environmental Laws, unless the subject matter of such notice, report, or information could not reasonably be expected to result in a Material Adverse Effect.

7.6      Further Assurances.

         Duly execute and deliver, or cause to be duly executed and delivered, at its own cost and expense, such further instruments and documents and to take all such action, in each case as may be necessary or proper in the reasonable judgment of the Investors to carry out the provisions and purposes of this Agreement and the other Transaction Documents and to better assure and confirm unto each of the Investors, its rights and remedies under this Agreement and the other Transaction Documents.

7.7      Maintenance of Books and Records; Financial Statements; Reports; Etc.

         Keep, and cause each of its Subsidiaries to keep, adequate records and books of account with respect to its business activities in which proper entries are made in accordance with GAAP reflecting all its financial transactions; and cause to be prepared and furnished to Agent and Lenders the following (all to be prepared in accordance with GAAP applied on a consistent basis, unless the Company's certified public accountants concur in any change therein and such change is disclosed to Lender and is consistent with GAAP):

                  (i) not later than 90 days after the close of each fiscal year of the Company, unqualified audited (in respect to the Consolidated financial statements only) financial statements of the Company and its Subsidiaries and operating divisions as of the end of such year, on a Consolidated and consolidating basis, certified (in respect to the Consolidated financial statements only) by a firm of independent certified public accountants of recognized standing selected by the Company but acceptable to the Investors (except for a qualification for a change in accounting principles with which the accountant concurs);

                  (ii) not later than 30 days after the end of each month hereafter, including the last month of the Company's fiscal year, unaudited interim financial statements of the Company and its Subsidiaries and operating divisions as of the end of such month and of the portion of the Company's financial year then elapsed, on a Consolidated and consolidating basis, certified by the Financial Officer of the Company as prepared in accordance with GAAP and fairly presenting the Consolidated financial position and results of operations of the Company and its Subsidiaries for such month and period subject only to changes from audit and year-end adjustments and except that such statements need not contain notes;

                  (iii) promptly after the sending or filing thereof, as the case may be, copies of any proxy statements, financial statements or reports which the Company has made available to its shareholders and copies of any regular, periodic and special reports or registration statements which the Company files with the Securities and Exchange Commission or any Governmental Authority which may be substituted therefor, or any national securities exchange;

                  (iv) promptly after the filing thereof, copies of any annual report to be filed with ERISA in connection with each Plan;

                  (v) promptly deliver copies of all waivers, amendments or supplements to (A) any agreement or instrument evidencing Senior Indebtedness, including, without limitation, the Senior Credit Documents and (B) the Purchase Documents.

                  (vi) as soon as available but in any event no later than 30 days after the commencement of each fiscal year, copies of the annual plan for the Company and its Subsidiaries for such fiscal year;

                  (vii) concurrently with delivery thereof, copies of all information (financial or otherwise) provided to the Board;

                  (viii) The foregoing notwithstanding, the Investors agree that in respect to operating divisions, the Company shall only be required to deliver income statements pursuant to clauses (i) and (ii) above.

                  (ix) Concurrently with the delivery of the financial statements described in clause (i) of this Section 7.7, the Company shall forward to the Investors a copy of the accountants' letter to the Company's management that is prepared in connection with such financial statements and also shall cause to be prepared and shall furnish to the Investors a certificate of the aforesaid certified public accountants certifying to the Investors that, based upon their examination of the financial statements of the Company and its Subsidiaries performed in connection with their examination of said financial statements, they are not aware of any Default or Event of Default relating to accounting matters, or, if they are aware of such Default or Event of Default, specifying the nature thereof, and acknowledging, in a manner satisfactory to the Investors, that they are aware that the Investors are relying on such financial statements in making its decisions with respect to the Notes. Concurrently with the delivery of the financial statements described in clauses (i) and (ii) of this Section 7.7, or more frequently if requested by the Investors, the Company shall cause to be prepared and furnished to the Investors a Compliance Certificate in the form of Exhibit D hereto executed by the Financial Officer of the Company.

                  (x) The Company authorizes the Investors or their designated representatives to communicate directly with its independent certified public accountants and authorize those accountants to disclose to the Investors (or such representative) any and all financial statements and other supporting financial documents and schedules. Further within five
         (5) days after the earlier of the last day of each fiscal year of the Company and the date the Company engaged independent certified public accountants to audit the Company's financial statements, the Company shall deliver to such independent certified public accountants a letter from the Company addressed to such independent certified public accountants indicating that it is a primary intention of the Company in engaging such accountants that the Investors relies upon such financial statements of the Company and its Subsidiaries.

7.8      Projections.

         No later than 30 days prior to the end of each fiscal year of the Company, deliver to the Investors Projections of the Company, each Subsidiary of the Company and each of its operating divisions on a Consolidated and unconsolidated basis for the forthcoming fiscal year, month by month, except that for the fiscal year ending 2000, the Company shall be permitted to deliver such projections not later than January 10, 2000. The foregoing notwithstanding, the Investors agree that, in respect to operating divisions, the Company shall only be required to deliver projected profit and loss statements pursuant to this Section.

7.9      Insurance.

         At all times, maintain with financially sound and reputable insurers insurance with respect to its Properties and businesses against loss or damage of the kind customarily insured against by companies of established reputation engaged in the same or similar businesses and similarly situated, of such types and in such amounts as are customarily carried under similar circumstances by such companies.

7.10     Benefit and Pension Plans.

         Comply in all material respects with the applicable provisions of ERISA and the Code and (b) furnish to the Investors (i) as soon as possible after, and in any event within 10 days after any Responsible Officer of the Company or any ERISA Affiliate knows or has reason to know that, any ERISA Event has occurred that, alone or together with any other ERISA Event could reasonably be expected to result in liability of the Company in an aggregate amount exceeding $500,000 or requiring payments exceeding $100,000 in any year, a statement of a Financial Officer of the Company setting forth details as to such ERISA Event and the action, if any, that the Company proposes to take with respect thereto.

7.11     Proceeds.

         Use the proceeds of the sale of the Notes and the Warrants solely for purposes set forth in the recitals to this Agreement. No portion of the proceeds of any Note will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that entails a violation of, or that is inconsistent with, the provisions of the Regulations of the Board of Governors of the Federal Reserve System of the United States, including Regulations U or X.

7.12     Additional Subsidiaries.

         Promptly inform the Investors of the creation or acquisition after the date hereof of any direct or indirect Subsidiary of any Obligor and shall cause each such direct or indirect Subsidiary not in existence on the date hereof to execute and deliver to the Investors an instrument substantially in the form of Annex I to the Subsidiary Guaranty pursuant to which such Subsidiary shall become a party to the Subsidiary Guaranty.

7.13     Board Observation Rights.

         So long as any Investor holds a Note, the Company will permit one representative of each Investor (each an "Observer") to attend all meetings of the Board and the board of directors of each Subsidiary of the Company and all formal meetings of any committees thereof (whether in person, telephonic or other) in a non-voting, observer capacity and shall provide to each Observer concurrently with the members of its Board, and in the same manner, notice of such meeting and a copy of all materials provided to such Board members. The Company agrees to pay all out-of-pocket expenses reasonably incurred by each Observer associated with attending such meetings.

                                  ARTICLE VIII

                               NEGATIVE COVENANTS

                  During the term of this Agreement, and thereafter for so long as there are any Obligations under any Note Document outstanding, each Obligor covenants that, unless the Required Investors have first consented thereto in writing, it shall not:

8.1      Mergers; Consolidations.

         Merge or consolidate, or permit any of such Obligor's Subsidiaries to merge or consolidate, with any Person; except (i) the Acquisition, (ii) any Subsidiary of the Company may merge with and into the Company or any other Obligor and (iii) the Company may merge with another Person provided that the Company is the surviving entity of such merger and no Default or Event of Default shall have occurred and be continuing or would result therefrom.

8.2      Indebtedness.

         Create, incur, assume, or suffer to exist, or permit any Subsidiary of such Obligor to create, incur or suffer to exist, any Indebtedness, except:

                  (i) Indebtedness for borrowed money existing on the Closing Date and set forth on Schedule 8.2 hereto and any refinancing of such Indebtedness to the extent that such refinancing (A) does not have the effect of increasing the principal amount of such Indebtedness, (B) does not result in such Indebtedness maturing earlier than the stated maturity date of such Indebtedness as of the date of such refinancing,
         (C) does not have the effect of decreasing the average weighted-life to maturity of such Indebtedness from that in effect on the date hereof,
         (D) does not result in such Indebtedness being senior in right of payment to such Indebtedness being refinanced and (E) does not provide for an annual rate of interest above the prevailing market rate of interest for similar types of financings at the time of such refinancing;

                  (ii) Indebtedness under this Agreement and the other Note Documents;

                  (iii) the Senior Indebtedness;

                  (iv) in the case of the Company, Indebtedness arising under interest rate protection agreements entered into in accordance with the Senior Credit Agreement;

                  (v) Indebtedness under Capitalized Lease Obligations provided that the aggregate amount of Indebtedness incurred pursuant to this clause (v) shall not exceed $2,000,000 at any one time outstanding;

                  (vi) Indebtedness arising under any performance bond or letter of credit or reimbursement obligations in respect thereof entered into in the ordinary course of business consistent with past practice;

                  (vii) Indebtedness incurred under any letter of credit facility related to any worker's compensation, health, disability or other employee benefits;

                  (viii) Indebtedness arising out of, endorsements of checks or other negotiable instruments for deposit or collection in the ordinary course of business or any Indebtedness incurred under any bank overdrafts provided that such Indebtedness is repaid within three (3) Business Days of the date of incurrence thereof;

                  (ix) in the case of the Company, additional unsecured Indebtedness not included in clauses (i) through (viii) above which Indebtedness does not exceed, in the aggregate, at any one time outstanding $3,000,000 provided that such Indebtedness shall be subordinated in right of payment to, or be pari passu with, the Notes;

                  (x) in addition to the Indebtedness permitted to be incurred in clauses (i) through (ix) above, other unsecured Indebtedness provided that at the time such Indebtedness is incurred, and after giving effect to the incurrence thereof (x) no Default or Event of Default has occurred and is continuing or would result from such incurrence and (y) the Leverage Ratio as of the last day of the four
         (4) consecutive fiscal quarter period ending immediately prior to the date of incurrence of such Indebtedness (on a pro forma basis after giving effect to the incurrence of such Indebtedness) is less than or equal to 3.5 to 1.0; and

                  (xi) accounts payable to trade creditors and current operating expenses (other than for borrowed money) which are not aged more than 30 days from the due date, in each case incurred in the ordinary course of business and paid within such time period, unless the same are being actively contested in good faith and by appropriate and lawful proceedings; and the Company or such Subsidiary shall have set aside such reserves, if any, with respect thereto as are required by GAAP and deemed adequate by the Company or such Subsidiary and its independent accountants.

                  (xii) obligations to make all payments which such Obligor or any of its Subsidiaries is required to make as lessee under the terms of any operating lease provided that the aggregate amounts payable under all operating leases to which such Obligor or any of its Subsidiaries are party as lessee during any consecutive 12 month period shall not exceed $1,000,000.

8.3      Affiliate Transactions.

         Enter into, or be a party to, or permit any Subsidiary of such Obligor to enter into or be a party to, any transaction with any Affiliate of, such Obligor or such Subsidiary or stockholder, except in the ordinary course of and pursuant to the reasonable requirements of such Obligor's or such Subsidiary's, business and upon fair and reasonable terms which are fully disclosed to the Investors and the terms thereof are no less favorable to such Obligor or such Subsidiary than what would be obtainable in a comparable arm's length transaction with a Person not an Affiliate or stockholder of such Obligor or such Subsidiary.

8.4      Limitation on Liens.

         Create or suffer to exist, or permit any Subsidiary of such Obligor to create or suffer to exist, any Lien upon any of its Property, income or profits, whether now owned or hereafter acquired, except:

                  (i) Liens incurred and arising out of surety bonds, appeal bonds, statutory obligations, bids, performance and return of money and similar obligations and pledges or deposits made in the ordinary course of business in connection with worker compensation, unemployment insurance, old age pensions and other social security benefits;

                  (ii) Liens securing the performance of bids, tenders, leases, contracts (other than for the repayment of Indebtedness for borrowed money), statutory obligations, surety and appeal bonds and other obligations of like nature, incurred as an incident to and in the ordinary course of business;

                  (iii) Liens imposed by law, including carriers', warehousemen's, mechanics', materialmen's and vendors' Liens incurred in the ordinary course of business and securing obligations which are not yet due or which are being contested in good faith by appropriate proceedings, and in any such case as to which it shall have set aside adequate cash reserves in accordance with GAAP;

                  (iv) Liens securing the payment of taxes, assessments and governmental charges or levies, either not yet due and payable or being contested in good faith by appropriate legal or administrative proceedings, and in any such case as to which it shall have set aside adequate cash reserves in accordance with GAAP;

                  (v) Zoning restrictions, easements, licenses, reservations, provisions, covenants, conditions, waivers, restrictions on the use of property or minor irregularities of title (and with respect to leasehold interest, mortgages, obligations, liens and other encumbrances incurred, created, assumed or permitted to exist and arising by, through or under a landlord or owner of the leased Property, with or without consent of the lessee) which do not in the aggregate impair the use of any Property material to the operation of the business of the Company or the value of such Property for the purpose of the business of such Obligor and its Subsidiaries;

                  (vi) Purchase money liens or purchase money security interests upon or in any Property acquired or held by such Obligor or any of its Subsidiaries in the ordinary course of business to secure the purchase price of such Property or to secure Indebtedness incurred solely for the purpose of financing the acquisition of such Property, and Liens existing on such Property at the time of its acquisition (other than any such Lien created in contemplated of such acquisition), provided that the incurrence of the aggregate principal amount of the Indebtedness secured by the Liens referred to in this clause (vi) shall be permitted to be incurred under Section 8.2;

                  (vii) Liens securing Senior Indebtedness;

                  (viii) Liens securing Indebtedness arising under interest rate protection agreements permitted to be incurred under Section 8.2(iv);

                  (ix) Liens existing on the date hereof and specified on
         Schedule 8.4;

                  (x) Liens securing Capitalized Lease Obligations if the incurrence of such Indebtedness is permitted to be incurred under
         Section 8.2(v) provided that (A) such Lien is created solely for the purpose of securing Indebtedness representing, or incurred to finance, refinance or refund, the cost (including without limitation, the cost of construction) of the Property subject thereto, (B) the principal amount of the Indebtedness secured by such Lien does not exceed 100% of such cost and (C) such Lien does not extend to or cover any other Property other than such item of Property and any improvements on such item;

                  (xi) Extensions and renewals of Liens permitted in clauses (i) through (ix) hereunder, provided that (A) any such extension, renewal or replacement Lien shall be limited to the Property or assets covered by the Lien so extended, renewed or replaced and (B) the obligations secured by any such extension, renewal or replacement Lien shall not exceed the amount of the Indebtedness secured by the Lien so extended, renewed or replaced; and

                  (xii) Judgment Liens (other than any judgment Lien that is described in Section 11.1(k) that constitutes an Event of Default thereunder), provided that (A) the execution or other enforcement of any such Lien is effectively stayed and the claims secured thereby shall, within 30 days after attachment of such claims, be contested in good faith and by appropriate and timely proceedings diligently conducted and (B) such Obligor shall have set aside adequate cash reserves in accordance with GAAP.

8.5      Investments; Restricted Payments; Etc.

         (a) Declare or make, or permit any Subsidiary of such Obligor to declare or make, any Restricted Payment at any time a Default or an Event of Default shall have occurred and be continuing or would result from the declaration or making of such Restricted Payment.

         (b) Notwithstanding the foregoing, the Company shall be permitted to declare and pay dividends in the form of cash to the holders of Series A Stock in accordance with the terms of the certificate of designation relating to the Series A Preferred Stock in effect on the Closing Date, provided that with respect to the payment of dividends, the Leverage Ratio as of the last day of the four (4) consecutive fiscal quarter period ending immediately prior to the date of payment of such dividend, on a pro forma basis after giving effect to the payment of any such dividends, shall not exceed 3.0 to 1.0.

         (c) Permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such Subsidiary to (i) pay any dividends or make any other distributions on its capital stock or any other interest or (ii) make or repay any loans or advances to the Company or any other Subsidiary, except for such encumbrances or restrictions existing under or by reason of (A) any restriction applicable to such Subsidiary by Applicable Laws, (B) any restriction existing under any agreement creating or evidencing Indebtedness outstanding on the Closing Date, including, without limitation, the Senior Credit Documents, or any agreement refinancing such Indebtedness to the extent the restriction contained in any such refinancing agreement is no more restrictive than the restrictions contained in the agreement governing the Indebtedness being refinanced, (C) any encumbrances or restriction that restricts in a customary manner the subletting, assignment or transfer of any Property that is subject to a lease governing a leasehold interest of such Obligor or any of its Subsidiaries and (D) any encumbrance or restriction pursuant to customary provisions restricting disposition of real property interest set forth in reciprocal easement agreements of such Obligor or any of its Subsidiaries.

8.6      Disposition of Assets.

         Sell, lease or otherwise dispose of any of, or permit any Subsidiary of such Obligor to sell, lease or otherwise dispose any of, its Properties, including any disposition of Property as part of a sale and leaseback transaction, to or in favor of any Person, except (i) sales of inventory in the ordinary course of business, (ii) replacements of equipment that is substantially worn, damaged or obsolete with equipment of like kind, function or value, provided that the replacement equipment shall be acquired prior to or concurrently with any disposition of the equipment that is to be replaced, the replacement equipment shall be free of Liens (other than Permitted Liens), (iii) sales or other dispositions of Property by such Obligor or such Subsidiary, provided that (A) no Default or Event of Default has occurred and is continuing or would result therefrom, (B) the purchase price (x) consists of at least 75% cash consideration, (y) is payable on the date of consummation of such sale and
(z) is equal to the fair market value of the Property sold, as determined in good faith by the Board or the board of directors of such Subsidiary, as the case may be and (C) the aggregate net book value of all Property sold pursuant to this subclause (iii) during any fiscal year shall not exceed $1,000,000 and
(iv) other sales or dispositions of Property of such Obligor or such Subsidiary to the extent that the net proceeds realized therefrom are used, within 180 days after the date of consummation of such disposition, to (A) purchase capital assets used or useful by such Obligor or such Subsidiary in the ordinary course of such Obligor's or such Subsidiary's business, (B) are applied to outstanding Senior Indebtedness in accordance with the terms thereof or (C) to the extent not used to prepay Senior Indebtedness in permanent reduction thereof or to permanently reduce the commitments thereunder, to prepay the Notes in the manner set forth in Section 3.6.

8.7      Nature of Business.

         Engage at anytime in any business or business activity other than the Subject Business as conducted on the date hereof, and any other business activities reasonably related to the Subject Business.

8.8      Inconsistent Agreements.

         Enter into, or permit any Subsidiary of such Obligor to enter into, any agreement containing any provision, nor shall it amend any agreement to include any provision, which would (a) be violated or breached by the exercise or performance by such Obligor or any of its Subsidiaries of any of their respective rights or obligations under this Agreement or any other Transaction Document or (b) impair in any material respect the ability of such Obligor or any of its Subsidiaries to comply with the terms of this Agreement or any other Transaction Document.

8.9      Financial Covenants.

         (a) Leverage Ratio.

                  Permit the Leverage Ratio for any period set forth below to be greater than the ratio set forth opposite such period below:

                                Period                        Ratio


October 1, 1999 through December 31, 1999                  4.50 to 1.00
October 1, 1999 through March 31, 2000                     4.00 to 1.00
October 1, 1999 through June 30, 2000                      4.00 to 1.00
For 12 months ending September 30, 2000                    3.75 to 1.00
For 12 months ending December 31, 2000                     3.75 to 1.00
Trailing 12 month periods ending on March 31, 2001,
 June 30, 2001, September 30, 2001 and December 31,        3.50 to 1.00
 2001
Trailing 12 month periods ending on each March 31,
   June 30, September 30 and December 31 thereafter        3.00 to 1.00

For purposes of calculating the Leverage Ratio (i) for the period from October 1, 1999 through December 31, 1999, EBITDA for such period shall be actual EBITDA for such period multiplied by four (4); (ii) for the period from October 1, 1999 through March 31, 2000, EBITDA for such period shall be actual EBITDA for such period multiplied by two (2); (iii) for the period from October 1, 1999 through September 30, 2000, EBITDA for such period shall be actual EBITDA for such period multiplied by four-thirds (4/3).

(b)      Interest Coverage Ratio.

                  Permit the Interest Coverage Ratio for any period set forth below to be less than the ratio set forth opposite such period below:

                                                                Ratio
                               Period
October 1, 1999 through December 31, 1999                    2.00 to 1.00
October 1, 1999 through March 31, 2000                       2.50 to 1.00
October 1, 1999 through June 30, 2000                        2.50 to 1.00
For 12 months ending September 30, 2000                      2.50 to 1.00
For 12 months ending December 31, 2000                       2.75 to 1.00
Trailing 12 month periods ending on March 31, 2001,
 June 30, 2001, September 30, 2001 and December 31,          2.65 to 1.00
 2001
Trailing 12 month periods ending on each March 31,
   June 30, September 30 and  December 31 thereafter         3.25 to 1.00


(c)      Capital Expenditures.

                  Make Capital Expenditures (including, without limitation, by way of Capitalized Leases) which, in the aggregate as to the Company and its Subsidiaries during any period set forth below exceeds the amount set forth opposite such period in the following schedule:


                      Period Ending               Permitted Capital Expenditures

Four months ending December 31, 1999                         $2,750,000

                                                             $7,000,000
Twelve months ending December 31, 2000                plus the Carryover Amount

                                                             $6,000,000
Twelve months ending December 31, 2001                plus the Carryover Amount

                                                             $5,000,000
Each 12-month period ending December 31 thereafter    plus the Carryover Amount

For any fiscal year, the Carryover Amount shall be the lesser of $1,000,000 or the amount of permitted Capital Expenditures for the previous year without giving effect to any Carryover Amount minus the actual amount of Capital Expenditures made within such fiscal year.


8.10     Limitation on Changes in Fiscal Periods.

         Permit the fiscal year to end on a day other than December 31 or change the method of determining fiscal quarters.

8.11     Certain Documents and Agreements.

         (a) Permit any amendment or modification that is adverse in any material respect to the Investors to (i) the articles or certificate of incorporation or analogous document of such Obligor or any of its Subsidiaries,

(ii) the certificate of designation or any other documents establishing and setting forth the rights and terms of the Series A Preferred Stock or any other class or series of preferred stock or common stock of such Obligor or any of its Subsidiaries, (iii) the By-laws or analogous document of such Obligor or any of its Subsidiaries or (iv) the Purchase Documents.

         (b) Permit any waiver, supplement, modification, amendment, termination or release of any indenture, instrument or agreement pursuant to which any Indebtedness (other than Senior Indebtedness) is outstanding in an aggregate amount of more than $2,500,000, to the extent that any such waiver, supplement, modification, amendment, termination or release would be adverse to the Investors in any material respect.

         (c) Permit any change, amendment, supplement or other modification of any terms of the Senior Credit Agreement, or refinance, replace or refund the same (any agreement under which such refinancing, replacement or refunding is incurred being referred to as a "Senior Refinancing Agreement"), without the prior consent of the Required Investors, if the effect of such amendment or such refunding or refinancing is to: (i) increase any applicable margin with respect to the interest rate in effect on the extensions of credit under the Senior Credit Agreement or any Senior Refinancing Agreement by more than a rate equal to 2% per annum from those provided for in the Senior Credit Agreement as in effect on the date hereof, or otherwise change the basis for the calculation of the interest rate thereunder which has the effect of increasing the interest rate charged thereunder by more than 2% per annum from those provided for in the Senior Credit Agreement as in effect on the date hereof (provided that nothing herein shall preclude the imposition of a post-default rate of interest in the amount and circumstances provided in the Senior Credit Agreement as in effect on the date hereof); (ii) shorten or extend the scheduled maturity of any payment of any principal amount of the term loans or acquisition loans under the Senior Credit Agreement or Senior Refinancing Agreement from the scheduled maturity thereof as in effect on the date hereof, except (x) shortening such scheduled maturity of such term loans or acquisition loans by no more than six months, (y) shortening the payment schedule of such term loans or acquisition loans so as to cause the average life to maturity of such term loans or acquisition loans to be not more than one year shorter than the average life to maturity of such term loans as of the date hereof or (z) altering or modifying the payment schedule of such term loans so as to cause the final maturity of such term loans to fall on or before the day prior to the date of the first payment required to be made to the Investors by the Company pursuant to the provisions of Section 3.5(a) hereof; (iii) permit the principal amount of Senior Indebtedness owed by the Company at any time under the Senior Credit Agreement or any Senior Refinancing Agreement to exceed the limitation contained in the definition of Senior Indebtedness; or (iv) make more restrictive any one or more of the financial covenants under the Senior Credit Agreement (or related definitions) as in effect on the date hereof (or any comparable provisions of any Senior Refinancing Agreement) or add any new financial covenant unless simultaneously with such amendment of the Senior Credit Agreement or any Senior Refinancing Agreement, this Agreement shall be deemed to be automatically amended in such a manner (including adding new financial covenants or revising existing financial covenants preserving in each case the current percentage set back) as shall make the provisions hereof similarly more restrictive on the Company and its Subsidiaries and each Investor and the Obligors agree to promptly thereafter execute and deliver an amendment hereto that incorporates each such deemed amendment.

                                   ARTICLE IX

                             SUBORDINATION OF NOTES

9.1      Notes Subordinate to Senior Indebtedness.

         Each Obligor hereby covenants and agrees, and the Investors by their acceptance of the Notes, likewise covenant and agree, that, to the extent and in the manner hereinafter set forth in this Article IX, the Indebtedness represented by the Notes, the payment of the principal of (and premium, if any) and interest on the Notes and any other Obligations of such Obligor under any of the Note Documents (collectively all such amounts being hereinafter referred to as the "Subordinated Obligations") are hereby expressly made subordinate and subject in right of payment to the prior payment of all Senior Indebtedness as set forth below.

9.2      Payment Over of Proceeds Upon Dissolution, Etc.

         (a) In the event of (i) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to an Obligor, or to its assets, or (ii) any proceeding for liquidation, dissolution or other winding up of an Obligor, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (iii) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of an Obligor, then and in any such event specified in (i), (ii) or (iii) above (each such event, if any, herein sometimes referred to as a "Proceeding") the holders of Senior Indebtedness shall be entitled to receive payment in full in cash or Cash Equivalents or otherwise to the satisfaction of the holders of Senior Indebtedness of all amounts due or to become due on or in respect of all Senior Indebtedness, or provision shall be made for such payment, before the holders of the Subordinated Obligations are entitled to receive any payment on account of principal of (or premium, if any) or interest on the Subordinated Obligations, and to that end the holders of Senior Indebtedness shall be entitled to receive, for application to the payment thereof, any payment or distribution of any kind or character, whether in cash, property or securities (including any such payment or distribution which may be payable or deliverable by reason of the payment of any other Indebtedness of an Obligor being subordinated to the payment of the Notes) which may be payable or deliverable in respect of the Subordinated Obligations in any such Proceeding.

         (b) In the event that, notwithstanding the foregoing provisions of this
Section 9.2, any holder of the Subordinated Obligations shall have received any payment or distribution of assets of an Obligor of any kind or character, whether in cash, property or securities (including any such payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of an Obligor being subordinated to the payment of the Subordinated Obligations), in violation of this Article IX, and if such violation shall, at or prior to the time of such payment or distribution, have been made known to such holder, then and in such event such payment or distribution shall be paid over or delivered forthwith to the Senior Bank Agent or such other Person who is agent for the holders of Senior Indebtedness for application to the payment of all Senior Indebtedness remaining unpaid, to the extent necessary to pay all Senior Indebtedness in full, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.

         (c) For purposes of this Article only, the words "cash, property or securities" shall not be deemed to include securities of an Obligor as reorganized or readjusted, or securities of an Obligor or any other Person provided for by a plan of reorganization or readjustment authorized by an order or decree of a court of competent jurisdiction in a Proceeding under any applicable bankruptcy law that does not adversely alter the rights of holders of Senior Indebtedness which are subordinated in right of payment to all Senior Indebtedness which may at the time be outstanding to substantially the same extent as, or to a greater extent than, the Subordinated Obligations are so subordinated as provided in this Article IX.

9.3      No Payment When Senior Indebtedness in Default.

         (a) In the event that any Senior Payment Default shall have occurred and be continuing, then, no payment (including any payment which may be payable by reason of the payment of any other indebtedness of any Obligor being subordinated to the payment of the Subordinated Obligations) shall be made by any Obligor on account of principal of (or premium, if any) or interest on the Subordinated Obligations unless and until (i) such Senior Payment Default shall have been cured or waived or shall have ceased to exist or (ii) the holders of such Senior Indebtedness or their duly authorized agents have waived the benefit of this Section 9.3(a) or (iii) all amounts then due and payable in respect of Senior Indebtedness shall have been paid in full in cash or Cash Equivalents or otherwise to the satisfaction of the holders of Senior Indebtedness, or provision shall have been made for such payment and all commitments to make further loans, advances and other credit accommodations under the Senior Credit Agreement have been terminated (such period during which a Senior Payment Default continues being, a "Payment Blockage Period").

         (b) In the event that any Senior Nonmonetary Default shall have occurred and be continuing, then, upon the receipt by the Company and the Investors of written notice of such Senior Nonmonetary Default (a "Senior Nonmonetary Default Notice") from the Senior Bank Agent, no payment (including any payment which may be payable by reason of the payment of any other indebtedness of an Obligor being subordinated to the payment of the Subordinated Obligations) shall be made by an Obligor on account of principal of (or premium, if any) or interest on the Subordinated Obligations during the period (the "Nonmonetary Default Blockage Period") commencing on the date of receipt of such Senior Nonmonetary Default Notice and ending on the earlier of (a) the date on which such Senior Nonmonetary Default shall have been cured or waived or shall have ceased to exist and any acceleration of Senior Indebtedness shall have been rescinded or annulled or the Senior Indebtedness to which such Senior Nonmonetary Default relates shall have been discharged or (b) or the holders of such Senior Indebtedness or their agents have waived the benefits of this
Section 9.3(b) or (c) the 181st day after the date of receipt of such written notice; provided, however, that not more than one Senior Nonmonetary Default Notice shall be given during any period of 360 consecutive days, regardless of the number of defaults with respect to Senior Indebtedness during such 360-day period. For all purposes of this Section 9.3(b), no event of default which existed or was continuing on the date of commencement of any Nonmonetary Default Blockage Period with respect to any Senior Indebtedness shall be, or be made, the basis for the commencement of a another Nonmonetary Default Blockage Period by the holders (or any agent or other representative thereof) of such Senior Indebtedness whether or not within a period of 360 consecutive days, unless such event of default shall have been cured or waived for a period of not less than

90 consecutive days (it being acknowledged that any subsequent action, or any breach of any financial covenants for a period commencing after the date of commencement of such Nonmonetary Default Blockage Period that, in either case, would give rise to an event of default pursuant to any provisions under which an event of default previously existed or was continuing shall constitute a new event of default for this purpose).

         (c) In the event that, notwithstanding the foregoing, an Obligor shall make any payment to the holders of Subordinated Obligations prohibited by the foregoing provisions of this Section 9.3, and if such fact shall, at or prior to the time of such payment, have been made known to the Investors, then and in such event such payment shall be paid over and delivered forthwith to the Senior Bank Agent or such other Person who is agent for the holders of Senior Indebtedness.

         (d) The provisions of this Section shall not apply to any payment with respect to which Section 9.2 would be applicable.

         (e) Notwithstanding anything to the contrary contained herein, the Notes shall continue to accrue interest during any Payment Blockage Period or Nonmonetary Default Blockage Period at the rates provided hereunder or under the Notes.

         (f) If an Event of Default shall occur and be continuing at any time during the continuance of a Payment Blockage Period or a Nonmonetary Default Blockage Period, no holder of Subordinated Obligations shall ask, demand or sue for any payment or distribution or seek any other remedy (except as otherwise provided in paragraph (g) below) in respect of the Subordinated Obligations or commence or join in with any other creditor (other than the agent for the holders of Senior Indebtedness) in commencing any Proceeding prior to the earliest to occur of (i) acceleration of any Senior Indebtedness or any other exercise of remedies by the Senior Bank Agent or the Senior Lenders, including without limitation, any realization on collateral (other than realization on collateral consisting of any repayment of loans with the proceeds of account receivables or disposition of Property in the ordinary course as currently provided in the Senior Credit Agreement in effect on the date hereof) or any reduction of commitments as a result of the occurrence and continuance of any event of default under the Senior Credit Agreement, (ii) the occurrence of an Event of Default specified in Sections 11.1(f) or (g) hereof or (iii) the earlier to occur of (x) 120 days after the commencement of such Payment Blockage Period or Nonmonetary Blockage Period or (y) the expiration of such Payment Blockage Period or Nonmonetary Default Blockage Period.

         (g) Nothing in this Section 9.3 shall limit the rights of holders of Subordinated Obligations to accelerate the maturity of the Subordinated Obligations during a Payment Blockage Period or Nonmonetary Default Blockage Period; provided, however, that if, at the termination or expiration of such Payment Blockage Period or Nonmonetary Default Blockage Period, as the case may be, all existing Defaults and Events of Default, except non-payment of principal or interest that has become due solely because of acceleration (the "Accelerated Amount"), have been cured or waived, then the holders of Subordinated Obligations shall not take any action to collect, or exercise any remedies in respect of, the Accelerated Amount and, absent subsequent Defaults or Events of Defaults, the Accelerated Amount shall be paid in accordance with the original scheduled terms.

9.4      Payment Permitted If No Default.

         Nothing contained in this Article or elsewhere in this Agreement or in any other Note Document shall prevent an Obligor, at any time except during any Proceeding referred to in Section 9.2 hereof or under the conditions described in Section 9.3 hereof, from making payments (including any payment which may be payable by reason of the payment of any other Indebtedness of an Obligor being subordinated to payment of the Subordinated Obligations at any time on account of principal of (and premium, if any) or interest on the Subordinated Obligations or on account of the purchase or other acquisition of the Subordinated Obligations.

9.5      Subrogation to Rights of Holders of Senior Indebtedness.

         Subject to the payment in full of all Senior Indebtedness, the holders of the Subordinated Obligations shall be subrogated to the extent of the payments or distributions made to the holders of such Senior Indebtedness pursuant to the provisions of this Article (equally and ratably with the holders of all Indebtedness of an Obligor which by its express terms is subordinated to indebtedness of an Obligor to substantially the same extent as the Subordinated Obligations are subordinated and is entitled to like rights or subrogation) to the rights of the holders of such Senior Indebtedness to receive payments and distributions of cash, property and securities applicable to the Senior Indebtedness until the principal of (and premium, if any) and interest on the Subordinated Obligations shall be paid in full. For purposes of such subrogation, no payments or distributions to the holders of the Senior Indebtedness of any cash, property or securities to which the holders of the Subordinated Obligations would be entitled except for the provisions of this Article to the holders of Senior Indebtedness by the holders of the Subordinated Obligations, shall, as among an Obligor, its creditors other than holders of Senior Indebtedness and the holders of the Subordinated Obligations, be deemed to be a payment or distribution by an Obligor to or on account of the Senior Indebtedness.

9.6      Provisions Solely to Define Relative Rights.

         The provisions of this Article are and are intended solely for the purpose of defining the relative rights of the holders of the Subordinated Obligations on the one hand and the holders of Senior Indebtedness on the other hand. Nothing contained in this Article or elsewhere in this Agreement or in any other Note Document is intended to or shall (a) impair, as among any Obligor, its creditors other than holders of Senior Indebtedness and the holders of the Subordinated Obligations, the obligation of each Obligor, which is absolute and unconditional, to pay to the holders of the Subordinated Obligations the principal of (and premium, if any) and interest on the Notes as and when the same shall become due and payable in accordance with its terms and the terms of this Agreement; or (b) affect the relative rights against any Obligor to the holders of the Subordinated Obligations and creditors of any Obligor other than the holders of Senior Indebtedness; or (c) prevent the holders of the Subordinated Obligations from exercising all remedies otherwise permitted by Applicable Law upon default under this Agreement, subject to the rights, if any, under this Article of the holders of Senior Indebtedness and subject further to the provisions of Sections 9.3(f) and (g).

9.7      No Waiver of Subordination Provisions.

         (a) No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Obligor or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by any Obligor with the terms, provisions and covenants of this Agreement, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

         (b) Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the holders of the Subordinated Obligations, without incurring responsibility to the holders of the Subordinated Obligations and without impairing or releasing the subordination provided in this Article or the obligations hereunder of the holders of the Subordinated Obligations to the holders of Senior Indebtedness, do any one or more of the following: (a) except as otherwise provided in Section 8.11(c), change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness, or otherwise amend or supplement in any manner Senior Indebtedness, or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding; (b) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (c) release any Person liable in any manner for the collection of Senior Indebtedness; and (d) exercise or refrain from exercising any rights against any Obligor and any other Person.

9.8      Notice to Investors.

         (a) The Company shall give prompt written notice to the holders of Subordinated Obligations of any fact known to any Obligor which would prohibit the making of any payment to the holders of Subordinated Obligations in respect of the Subordinated Obligations. Notwithstanding the provisions of this Article or any other provision of this Agreement, the holders of Subordinated Obligations shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to the holders of Subordinated Obligations in respect of the Subordinated Obligations, unless and until the holders of Subordinated Obligations shall have received written notice thereof from the Company or a holder of Senior Indebtedness or from any trustee therefor; and, prior to the receipt of any such written notice, the holders of Subordinated Obligations, shall be entitled in all respects to assume that no such facts exist.

         (b) The holders of Subordinated Obligations shall be entitled to rely on the delivery to them of any written notice by a Person representing himself to be a holder of Senior Indebtedness (or a trustee or agent therefor) to establish that such notice has been given by a holders of Senior Indebtedness (or a trustee or agent therefor) entitled to deliver any notice under this Article. In the event that the holders of Subordinated Obligations determine in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article, the holders of Subordinated Obligations may request such Person to furnish evidence to the reasonable satisfaction of the holders of Subordinated Obligations as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article, and if such evidence is not furnished, the holders of Subordinated Obligations may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

9.9      Reliance on Judicial Order or Certificate of Liquidating Agent.

         Upon any payment or distribution of assets of any Obligor referred to in this Article, the holders of Subordinated Obligations shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such Proceeding, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the payment or distribution, delivered to the Investors, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Indebtedness and other indebtedness of any Obligor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article.

                                   ARTICLE X

                             TRANSFER OF SECURITIES

10.1     Restriction on Transfer.

         The Restricted Securities shall not be transferable except a holder of Restricted Securities may transfer such Restricted Securities to (i) any Affiliate of such holder or (ii) upon the conditions specified in this Article X, which conditions are intended to insure compliance with the provisions of the Securities Act in respect of the transfer thereof.

10.2     Restrictive Legends.

         Each certificate for the Restricted Securities, and each certificate for any such securities issued to subsequent transferees of any such certificate shall (unless otherwise permitted by the provisions of Section 10.3 hereof) be stamped or otherwise imprinted with a legend in substantially the following form:

                  "THE INDEBTEDNESS EVIDENCED BY THIS NOTE IS SUBORDINATED TO CERTAIN SENIOR INDEBTEDNESS TO THE EXTENT PROVIDED IN THE SECURITIES PURCHASE AGREEMENT REFERRED TO BELOW. THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE. THIS NOTE MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM. IN ADDITION, THE TRANSFER OF THESE SECURITIES IS SUBJECT TO THE CONDITIONS SPECIFIED IN ARTICLE X OF THE SECURITIES PURCHASE AGREEMENT REFERRED TO BELOW. NO TRANSFER OF THIS NOTE SHALL BE VALID OR EFFECTIVE UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED. A COPY OF THE SECURITIES PURCHASE AGREEMENT IS ON FILE AND MAY BE INSPECTED AT THE PRINCIPAL EXECUTIVE OFFICE OF THE ISSUER. THE HOLDER OF THIS CERTIFICATE, BY ACCEPTANCE OF THIS CERTIFICATE, AGREES TO BE BOUND BY THE PROVISIONS OF THE SECURITIES PURCHASE AGREEMENT."

10.3     Notice of Transfer.

         (a) Each holder shall, prior to any Transfer of any Restricted Securities (other than a Transfer referenced in clause (i) of Section 10.1 above), give written notice to the Company of such holder's intention to effect such Transfer and to comply in all other respects with the provisions of this
Section 10.3 in making such proposed Transfer. Each such notice shall describe the manner and circumstances of the proposed Transfer. Upon request by the Company, the holder delivering such notice shall deliver a written opinion, addressed to the Company, of counsel for such holder (which may be one of its internal counsels), stating that in the opinion of such counsel (which opinion shall be reasonably satisfactory to the Company) such proposed Transfer does not involve a transaction requiring registration of such Restricted Securities under the Securities Act. Such holder shall thereupon be entitled to Transfer the Restricted Securities in accordance with the terms of the notice delivered to the Company, if the Company does not reasonably object to such Transfer and request such opinion, within five days after delivery of such notice or, if the Company does request such opinion, upon its receipt thereof. Each certificate or other instrument evidencing the securities issued upon the Transfer of any Restricted Securities (and each certificate or other instrument evidencing any untransferred balance of such Restricted Securities) shall bear the legend set forth in Section 10.2 above unless (i) such opinion of counsel is to the effect that registration of any future Transfer is not required by the applicable provisions of the Securities Act or (ii) the Company shall have waived the requirement of such legend.

         (b) Notwithstanding the foregoing provisions of this Section 10.3, the restrictions imposed by this Section 10.3 upon the transferability of any Restricted Securities shall cease and terminate when (i) any such Restricted Securities are sold or otherwise disposed of pursuant to an effective registration statement under the Securities Act or as otherwise contemplated by paragraph (a) above in a manner that does not require that the Restricted Securities so transferred continue to bear the legend set forth in Section 10.2 above or (ii) the holder of such Restricted Securities has met the requirements for Transfer of such Restricted Securities under Rule 144(k). Whenever the restrictions imposed by this Section shall terminate, upon the written request of the holder of any Restricted Securities as to which such restrictions have terminated, as promptly as practicable but in any event within ten (10) Business Days of receipt of such request, the Company shall, without charge, issue, register and deliver a new instrument not bearing the restrictive legend set forth in Section 10.3 above and not containing any other reference to the restrictions imposed by this Section.

                                   ARTICLE XI

                                EVENTS OF DEFAULT

11.1     Defaults.

         The occurrence of one or more of the following events shall constitute an "Event of Default:

         (a) Payment of Principal. The Company shall fail to make any payment of principal on the Notes when and as the same shall become due and payable including at the due date thereof, by acceleration or otherwise.

         (b) Payment of Interest and Fees. The Company shall fail to make any payment of interest on any Note, or any fee or any other amount payable hereunder or under the Notes when and as the same shall become due and payable including at the due date thereof, by acceleration or otherwise, and such failure shall continue unremedied for five (5) Business Days after the due date thereof.

         (c) Covenant Defaults. Any Obligor or any of its Subsidiaries shall default in the due observance or performance of any covenant or agreement to be observed or performed under this Agreement or any other Note Document (other than a covenant which is dealt with specifically elsewhere in this Section 11.1) and such default shall continue unremedied for thirty (30) days after the occurrence of such default.

         (d) Misrepresentations. Any representation, warranty or other statement made or furnished to the Investors by or on behalf of any Obligor or any Subsidiary of such Obligor in this Agreement, any of the other Transaction Documents or any instrument, certificate or financial statement furnished (in compliance with or in reference thereto) proves to have been false or misleading in any material respect when made or furnished.

         (e) Other Defaults. Any Obligor or any of its Subsidiaries shall be in payment default on any Indebtedness which is outstanding in a principal amount in excess of $2,500,000 in the aggregate beyond any applicable period of grace, or if any event shall occur or condition shall exist in respect of any Indebtedness which is outstanding in a principal amount in excess of $2,500,000 or under any evidence of any such Indebtedness or of any mortgage, indenture or other agreement relating thereto, which shall have caused the acceleration of the payment of such Indebtedness and such Indebtedness shall not have been paid in full within two (2) Business Days of the date of such acceleration.

         (f) Voluntary Insolvency and Related Proceedings. Any Obligor or any of its Subsidiaries shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, or any other federal, state or foreign bankruptcy, insolvency or similar law, (ii) consent to the institution of, or fail to controvert in a timely and appropriate manner, any such proceeding or the filing of any such petition, (iii) apply for, consent to the appointment of, or a court of competent jurisdiction shall enter an order appointing, a receiver, trustee, custodian, sequestrator or officer with similar powers of itself or for any substantial part of its property or assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) fail generally to pay its debts as they become due (vii) shall be adjudicated insolvent or (viii) take any corporate or stockholder action in furtherance of any of the foregoing.

         (g) Involuntary Insolvency and Related Proceedings. (i) An involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (x) relief in respect of any Obligor or of any substantial part of the property or assets thereof, under Title 11 of the United States Code or any other federal, state or foreign bankruptcy, insolvency or similar law, (y) the appointment of a receiver, trustee, custodian, sequestrator or similar official for any such Person or for any substantial part of its property or (z) the winding-up or liquidation of any such Person, and any such proceeding, petition or order shall continue unstayed and in effect for a period of sixty (60) consecutive days or (ii) a warrant of attachment, execution or similar process shall be issued against any substantial part of the Property of the Company or any of its Subsidiaries and the enforcement of such attachment, execution or similar process is not stayed pending appeal.

         (h) Business Disruption: Condemnation. There shall occur a cessation of a substantial part of the business of any Obligor or any of its Subsidiaries for a period which significantly affects such Obligor's capacity to continue its business, on a profitable basis; or any Obligor or any of its Subsidiaries shall suffer the loss or revocation of any license or permit now held or hereafter acquired by or such Subsidiaries which is necessary to the continued or lawful operation of its business; or such Obligor or such Subsidiaries shall be enjoined, restrained or in any way prevented by court, governmental or administrative order from conducting all or any material part of its business affairs; or any material lease or agreement pursuant to which such Obligor or such Subsidiary leases, uses or occupies any Property shall be canceled or terminated prior to the expiration of its stated term; or any material portion of any Property of the Company or any Subsidiary of the Company shall be taken through condemnation or the value of such Property shall be impaired through condemnation.

         (i) ERISA. A Reportable Event shall occur which the Requisite Investors, in its or their sole discretion, shall determine in good faith constitutes grounds for the termination by the Pension Benefit Guaranty Corporation of any Plan or for the appointment by the appropriate United States district court of a trustee for any Plan, or if any Plan shall be terminated or any such trustee shall be requested or appointed, or if an Obligor or any of its Subsidiaries is in "default" (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan resulting from Obligor's or such Subsidiary's complete or partial withdrawal from such Plan.

         (j) Challenge to Agreement. This Agreement or any other Note Document shall cease to be in full force and effect and enforceable in accordance with its terms, or any Obligor or any of its Subsidiaries shall assert the invalidity of any of the foregoing.

         (k) Judgments. A judgment or judgments for the payment of money in excess of $2,500,000 in the aggregate shall be rendered against any Obligor and the same shall not (i) be fully covered by insurance or other comparable bond, or (ii) within sixty (60) days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall not have been discharged within sixty (60) days (60) after the expiration of any such stay.

         then, and in any such event (other than an event described in paragraphs (f) or (g) above), and at any time thereafter during the continuance of such event, the Required Investors may, take any of the following actions and at the same or different times declare the Notes (if outstanding) to be forthwith due and payable, whereupon the entire unpaid principal of the Notes, together with accrued but unpaid interest thereon, the then Applicable Prepayment Premium, if any, and all other Obligations, shall become forthwith due and payable in full in cash, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Company, anything contained herein or in any Note or other Note Document to the contrary notwithstanding, exercise any and all other remedies provided under any other Note Document upon the occurrence and continuance of an Event of Default; provided, however, that with respect to the occurrence of an Event of Default described in paragraphs (f) or (g) above, the principal of the Notes, together with accrued but unpaid interest and fees thereon and any other liabilities of the Obligors and any of their Subsidiaries accrued hereunder or any other Note Document, shall automatically become due and payable in full in cash, including the then Applicable Prepayment Premium, if any, all without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by each Obligor, anything contained herein or in the Notes or other Note Document to the contrary notwithstanding.

                                  ARTICLE XII

                                  MISCELLANEOUS

12.1     Notices.

         All notices, demands and requests of any kind to be delivered to any party hereto in connection with this Agreement shall be (a) delivered personally, (b) sent by nationally-recognized overnight courier, (c) sent by first class, registered or certified mail, return receipt requested or (d) sent by facsimile, in each case to such party at its address as follows:

                  (i)  if to any Obligor, to:

                           Eagle Pacific Industries, Inc.
                           333 South Seventh Street
                           2430 Metropolitan Centre
                           Minneapolis, Minnesota 55402
                           Attention:  William H. Spell
                           Telephone No.:  (612) 305-0339
                           Telecopier No.:  (612) 371-9651
                  with a copy to:

                           Fredrikson & Byron, P.A.
                           1100 International Centre
                           900 Second Avenue South
                           Minneapolis, Minnesota 55402-3397
                           Attention:  Dobson West, Esq.
                           Telephone No.:  (612) 347-7000
                           Telecopier No.:  (612) 347-7077

                  (ii) if to any Investor, to such Investor's address set forth in Schedule 1.1 hereto:

                  with a copy to:

                           O'Sullivan Graev & Karabell, LLP
                           30 Rockefeller Plaza
                           New York, NY  10112
                           Attention:  Frederick M. Bachman, Esq.
                           Telephone No.:  (212) 408-2400
                           Telecopier No.:  (212) 728-5950

                  Any notice, demand or request so delivered shall constitute valid notice under this Agreement and shall be deemed to have been received (A) on the day of actual delivery in the case of personal delivery, (B) on the next Business Day after the date when sent in the case of delivery by nationally-recognized overnight courier, (C) on the fifth Business Day after the date of deposit in the U.S. mail in the case of mailing or (D) upon receipt in the case of a facsimile transmission. Any party hereto may from time to time by notice in writing served upon the other as aforesaid designate a different mailing address or a different person to which all such notices, demands or requests thereafter are to be addressed.

12.2     Survival of Agreement.

         All agreements, representations and warranties contained herein or made in writing by or on behalf of an Obligor in connection with the transactions contemplated hereby shall survive the execution and delivery of this Agreement and the other Transaction Documents. No termination or cancellation (regardless of cause or procedure) of this Agreement shall in any way affect or impair the powers, obligations, duties, rights and liabilities of the parties hereto in any way with respect to any transaction or event occurring prior to such termination or cancellation, or any of the representations contained in this Agreement and the other Transaction Documents and all such undertakings, agreements, covenants, warranties and representations shall survive such termination or cancellation until payment in full of the Notes and all other monetary amounts due under this Agreement. Each Obligor further agrees that to the extent such Obligor makes a payment or payments to the Investors under this Agreement or any other Transaction Document, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy, insolvency or similar state or United States federal law, common law or equitable cause, then, to the extent of such payment or repayment, the Obligation or part thereof intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been received by the Investors. The Investors shall be entitled to rely upon, and shall be deemed to have relied upon, all representations, warranties and covenants to be performed prior to the Closing Date contained in any Transaction Document, notwithstanding any knowledge of the Investors to the contrary, or any contrary information delivered to the Investors by any Obligor or any other Person.

12.3     Successors and Assigns.

         Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and permitted assigns of such party, and all covenants, promises and agreements by or on behalf of the Obligors or the Investors that are contained in this Agreement or any other Transaction Document shall bind and inure to the benefit of their respective successors and permitted assigns except that no Obligor shall assign its rights or obligations hereunder without the consent of the Required Investors. Each Investor shall have the right, subject to the provisions of Article X hereof, to assign or otherwise transfer its rights under this Agreement or any Notes held by it.

12.4     Expenses of the Investors.

         The Company agrees to pay all out-of-pocket expenses reasonably incurred by the Investors associated with the preparation, execution and delivery of this Agreement and the other Transaction Documents or reasonably incurred by the Investors in connection with the purchase of the Notes and Warrants hereunder or any other Transaction Document (other than attorney fees and expenses except to the extent expressly provided herein), all filings with any Governmental Authority, compliance with any Applicable Law, enforcement or protection of its rights under the provisions of this Agreement or any other Transaction Document or otherwise in connection with this Agreement, any other Transaction Document or the Notes issued hereunder. The Company agrees to pay the fees and disbursements of O'Sullivan Graev & Karabell, LLP, counsel for CB Capital Investors, L.P.

12.5     Indemnification.

         (a) In addition to all rights and remedies available to the Investors at law or in equity, the Obligors shall indemnify the Investors, each subsequent holder of the Notes and the Warrants and their respective affiliates, stockholders, officer, directors, employees, agents, representatives, counsel, successors and permitted assigns (collectively, the "Indemnified Persons") and save and hold each of them harmless against and pay on behalf of or reimburse such party as and when incurred for any loss (including, without limitation, diminutions in value and consequential damages), liability, demand, claim, action, cause of action, cost, damage, deficiency, tax (including any taxes imposed with respect to such indemnity payments), penalty, fine or expense, whether or not arising out of any claims by or on behalf of the Company or any third party, including interest, penalties, reasonable attorneys' fees and expenses and all amounts paid in investigation, defense or settlement of any of the foregoing (collectively, "Losses") which any such party may suffer, sustain or become subject to, as a result of, in connection with, relating or incidental to or by virtue of:

                  (i) any misrepresentation or breach of a representation or warranty on the part of any Obligor under Article IV of this Agreement;

                  (ii) without duplication of subsection (a)(i) above, any misrepresentation in or omission from any of the representations, warranties, statements, schedules and exhibits hereto, certificates or other instruments or documents furnished to the Investors by or on behalf of any Obligor made in or pursuant to this Agreement;

                  (iii) any nonfulfillment or breach of any covenant or agreement on the part of any Obligor under this Agreement or any other Transaction Document;

                  (iv) any action, demand, proceeding, investigation or claim by any third party (including, without limitation, governmental agencies) against or affecting any Obligor which, if successful, would give rise to or evidence the existence of or relate to a breach of any of the representations, warranties or covenants of such Obligor; and

                  (v) any action, demand, proceeding, investigation, claim, by a third party, relating to or arising from Environmental Laws (including without limitation relating to or arising from any hazardous substance, hazardous waste, or hazardous material) by an Obligor.

         (b) Notwithstanding the foregoing, and subject to the following part of this sentence, upon judicial determination, which is final and no longer appealable, that the act or omission giving rise to the indemnification hereinabove provided resulted primarily out of or was based primarily upon the Indemnified Person's gross negligence, fraud, willful misconduct, or acts or omissions constituting legal malpractice (unless such action was based upon the Indemnified Person's reliance in good faith upon any of the representations, warranties, covenants or promises made by the Obligors herein, or in the Transaction Documents) by the Indemnified Person, no Obligor shall be responsible for any Losses sought to be indemnified in connection therewith, and the Obligors shall be entitled to recover from the Indemnified Person all amounts previously paid in full or partial satisfaction of such indemnity with interest thereon at the rate of interest borne by the Notes, together with all costs and expenses of the Obligors reasonably incurred in effecting such recovery, if any.

         (c) All indemnification rights hereunder shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby indefinitely, regardless of any investigation, inquiry or examination made for or on behalf of, or any knowledge of the Investors and/or any of the Indemnified Persons or the acceptance by the Investors of any certificate or opinion.

         (d) The indemnity obligations that the Company have under this Section
12.5 shall be in addition to any liability that the Company may otherwise have. Each Obligor further agrees that the indemnification commitment set forth in this Agreement shall apply whether or not the Indemnified Person is a formal party to any such lawsuits, claims or other proceedings.

         (e) Any indemnification of the Investors or any other Indemnified Person by the Company pursuant to this Section 12.5 shall be effected by wire transfer of immediately available funds from the company to an account designated by the Investors or any other Indemnified Person within fifteen (15) days after the determination thereof.

12.6     GOVERNING LAW.

         (a) ALL QUESTIONS CONCERNING THE CONSTRUCTION, INTERPRETATION AND VALIDITY OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE DOMESTIC LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE (WHETHER IN THE STATE OF NEW YORK OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK.

         (b) THE PARTIES TO THIS AGREEMENT AGREE THAT JURISDICTION AND VENUE IN ANY ACTION BROUGHT BY ANY PARTY HERETO PURSUANT TO THIS AGREEMENT SHALL EXCLUSIVELY LIE IN ANY FEDERAL OR STATE COURT LOCATED IN THE STATE OF NEW YORK. BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE PARTIES HERETO IRREVOCABLY SUBMIT TO THE JURISDICTION OF SUCH COURTS FOR THEMSELVES AND IN RESPECT OF THEIR PROPERTY WITH RESPECT TO SUCH ACTION. THE PARTIES HERETO IRREVOCABLY AGREE THAT VENUE WOULD BE PROPER IN SUCH COURT, AND HEREBY WAIVE ANY OBJECTION THAT SUCH COURT IS AN IMPROPER OR INCONVENIENT FORUM FOR THE RESOLUTION OF SUCH ACTION.

         (c) THE COMPANY HEREBY AGREES THAT SERVICE UPON THEM BY REGISTERED OR CERTIFIED MAIL (RETURN RECEIPT REQUESTED) SHALL CONSTITUTE SUFFICIENT NOTICE. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF THE INVESTORS TO BRING PROCEEDINGS AGAINST THE COMPANY IN THE COURTS OF ANY OTHER JURISDICTION.

         (d) BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER THIS AGREEMENT, THE TRANSACTION DOCUMENTS OR ANY DOCUMENTS RELATED HERETO.

12.7     Waivers; Amendments.

         (a) No failure or delay of the Investors in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Investors hereunder are cumulative and not exclusive of any rights or remedies which they would otherwise have. No waiver of any provision of this Agreement or any other Transaction Document or consent to any departure by the Obligors therefrom shall in any event be effective unless the same shall be authorized as provided in paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Obligors in any case shall entitle the Obligors to any other or further notice or demand in similar or other circumstances.

         (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Company and the Required Investors; provided that no such amendment, waiver or modification shall (i) reduce the principal amount of any Note or reduce the rate of interest thereon, or reduce any other amounts payable hereunder, without the written consent of each Investor affected thereby, (ii) postpone the scheduled date of payment of the principal amount of any Note, or any interest thereon, or any other amounts payable hereunder, or reduce the amount of, waive or excuse any such payment, without the written consent of each Investor affected thereby, (iii) change Section 3.2(e) hereof in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Investor, (iv) change any of the provisions of this
Section 12.7 or the definition of "Required Investors" or any other provision hereof specifying the number or percentage of Investors required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Investor or (v) increase the obligations of any Investor or otherwise disproportionately adversely affect any of the rights of any Investor under this Agreement, without the written consent of each Investor affected thereby.

12.8     Independence of Covenants.

         All covenants hereunder shall be given in any jurisdiction independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

12.9     No Fiduciary Relationship.

         No provision in this Agreement or in any of the other Transaction Documents and no course of dealing between the parties shall be deemed to create any fiduciary duty by the Investors to any Obligor.

12.10    No Duty.

         All attorneys, accountants, appraisers, and other professional Persons and consultants retained by the Investors shall have the right to act exclusively in the interest of the Investors and shall have no duty of disclosure, duty of loyalty, duty of care, or other duty or obligation of any type or nature whatsoever to any Obligor or any of it's shareholders or any other Person.

12.11    Construction.

         The Obligors and the Investors acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement and the other Transaction Documents with its legal counsel and that this Agreement and the other Transaction Documents shall be construed as if jointly drafted by the Investors and the Obligors.

12.12    Severability.

         Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, and such invalid, void or otherwise unenforceable provisions shall be null and void. It is the intent of the parties, however, that any invalid, void or otherwise unenforceable provisions be automatically replaced by other provisions which are as similar as possible in terms to such invalid, void or otherwise unenforceable provisions but are valid and enforceable to the fullest extent permitted by law.

12.13    Counterparts.

         This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract.

12.14    Headings.

         Article and Section headings and the Table of Contents used herein are for convenience of reference only and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

12.15    Entire Agreement.

         This Agreement and the agreements and documents referred to herein contain the entire agreement of the parties and supersede any and all prior agreements among the parties with respect to the subject matter hereof.

                                     * * * *

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their authorized officers, all as of the day and year first above written.



                                     OBLIGORS

                                     EAGLE PACIFIC INDUSTRIES INC.


                                     By:   /s/ William H. Spell
                                           Name: William H. Spell
                                           Title:    Chief Executive Officer



                                     INVESTORS


                                     CB CAPITAL INVESTORS, L.P.

                                     By:   CB Capital Investors, Inc.,
                                           its General Partner


                                     By:    /s/ John O'Connor
                                           Name:  John O'Connor
                                           Title:    General Partner

                                    MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY


                                    By:       /s/ Mark A. Ahmed
                                         Name:  Mark A. Ahmed
                                         Title:    Managing Director

                                    MASSMUTUAL CORPORATE INVESTORS


                                    By:         /s/ Clifford M. Noreen
                                         Name:   Clifford M. Noreen
                                         Title:     Senior Managing Director

                                    MASSMUTUAL PARTICIPATION INVESTORS


                                    By:         /s/ Clifford M. Noreen
                                         Name:   Clifford M. Noreen
                                         Title:     Senior Managing Director


                                    MASSMUTUAL CORPORATE VALUE PARTNERS LIMITED

                                    By:  Massachusetts Mutual Life
                                            Insurance Company,  as Investment
                                            Manager


                                    By:       /s/ Mark A. Ahmed
                                         Name:  Mark A. Ahmed
                                         Title:    Managing Director

                                                                  CONFORMED COPY

================================================================================












                         14% SUBORDINATED NOTES DUE 2007

                          SECURITIES PURCHASE AGREEMENT

                                      among

                         EAGLE PACIFIC INDUSTRIES, INC.,

                                   as ISSUER,

                                       and

                   The Investors listed on Schedule 1.1 Hereto


                               September 20, 1999






================================================================================

                                TABLE OF CONTENTS

                                                                            Page


Article I DEFINITIONS..........................................................2

   1.1    Defined Terms........................................................2
   1.2    Terms Generally.....................................................14
   1.3    Use of Defined Terms................................................14
   1.4    Cross-References....................................................14
   1.5    Currency............................................................14
   1.6    Accounting Terms; GAAP..............................................14

Article II PURCHASE AND SALE OF THE NOTES.....................................15

   2.1    Authorization and Issuance of the Notes ............................15
   2.2    Closing.............................................................16

Article III PROVISIONS OF THE NOTES AND THE WARRANTS..........................16

   3.1    The Notes...........................................................16
   3.2    General Provisions As To Payments...................................16
   3.3    Interest............................................................17
   3.4    Interest on Overdue Amounts.........................................18
   3.5    Mandatory Prepayment................................................18
   3.6    Optional Prepayments................................................19
   3.7    Securities Register.................................................19
   3.8    Lost, Etc. Securities...............................................20
   3.9    Several Obligations; Remedies Independent...........................20

Article IV REPRESENTATIONS AND WARRANTIES.....................................20

   4.1    Organization and Qualification......................................20
   4.2    Corporate Power and Authority; Consent..............................21
   4.3    Legally Enforceable Agreement.......................................21
   4.4    Corporate Names.....................................................21
   4.5    Business Locations; Agent for Process...............................21
   4.6    Title to Properties.................................................22
   4.7    Financial Statements; Fiscal Year...................................22
   4.8    Full Disclosure.....................................................23
   4.9    Solvent Financial Condition.........................................23
   4.10   Surety Obligations..................................................23
   4.11   Taxes...............................................................23
   4.12   Brokers.............................................................24
   4.13   Patents, Trademarks, Copyrights and Licenses........................24
   4.14   Governmental Consents...............................................24
   4.15   Compliance with Laws................................................24
   4.16   Environmental Matters...............................................24
   4.17   Insurance...........................................................26
   4.18   Restrictions........................................................26
   4.19   Litigation..........................................................26
   4.20   No Defaults.........................................................26
   4.21   Leases..............................................................27
   4.22   Pension Plans.......................................................27
   4.23   Trade Relations.....................................................27
   4.24   Labor Relations.....................................................27
   4.25   Private Offering....................................................27
   4.26   Year 2000...........................................................28
   4.27   SEC Reports.........................................................28
   4.28   Incorporation of Representations and Warranties.....................28
   4.29   Survival of Representations and Warranties..........................28

Article V REPRESENTATIONS AND WARRANTIES OF INVESTORS.........................29

   5.1    Representations and Warranties of Each Investor.....................29

Article VI CONDITIONS TO PURCHASE.............................................29

   6.1    Conditions to Obligations of Investors on the Closing Date..........29

Article VII AFFIRMATIVE COVENANTS.............................................31

   7.1    Corporate Existence.................................................31
   7.2    Payment of Obligations..............................................31
   7.3    Visits and Inspections..............................................31
   7.4    Litigation and Other Notices........................................32
   7.5    Compliance with Laws; Environmental Matters.........................32
   7.6    Further Assurances..................................................33
   7.7    Maintenance of Books and Records; Financial Statements; Reports;
          Etc.................................................................33
   7.8    Projections.........................................................35
   7.9    Insurance...........................................................35
   7.10   Benefit and Pension Plans...........................................35
   7.11   Proceeds............................................................35
   7.12   Additional Subsidiaries.............................................35
   7.13   Board Observation Rights............................................36

Article VIII NEGATIVE COVENANTS...............................................36

   8.1    Mergers; Consolidations.............................................36
   8.2    Indebtedness........................................................36
   8.3    Affiliate Transactions..............................................38
   8.4    Limitation on Liens.................................................38
   8.5    Investments; Restricted Payments; Etc...............................39
   8.6    Disposition of Assets...............................................40
   8.7    Nature of Business..................................................41
   8.8    Inconsistent Agreements.............................................41
   8.9    Financial Covenants.................................................41
   8.10   Limitation on Changes in Fiscal Periods.............................42
   8.11   Certain Documents and Agreements....................................42

Article IX SUBORDINATION OF NOTES.............................................44

   9.1    Notes Subordinate to Senior Indebtedness............................44
   9.2    Payment Over of Proceeds Upon Dissolution, Etc......................44
   9.3    No Payment When Senior Indebtedness in Default......................45
   9.4    Payment Permitted If No Default.....................................47
   9.5    Subrogation to Rights of Holders of Senior Indebtedness.............47
   9.6    Provisions Solely to Define Relative Rights.........................47
   9.7    No Waiver of Subordination Provisions...............................48
   9.8    Notice to Investors.................................................48
   9.9    Reliance on Judicial Order or Certificate of Liquidating Agent......49

Article X TRANSFER OF SECURITIES..............................................49

   10.1   Restriction on Transfer.............................................49
   10.2   Restrictive Legends.................................................49
   10.3   Notice of Transfer..................................................50

Article XI EVENTS OF DEFAULT..................................................51

   11.1   Defaults............................................................51

Article XII MISCELLANEOUS.....................................................53

   12.1   Notices.............................................................53
   12.2   Survival of Agreement...............................................54
   12.3   Successors and Assigns..............................................55
   12.4   Expenses of the Investors...........................................55
   12.5   Indemnification.....................................................55
   12.6   GOVERNING LAW.......................................................57
   12.7   Waivers; Amendments.................................................57
   12.8   Independence of Covenants...........................................58
   12.9   No Fiduciary Relationship...........................................58
   12.10  No Duty.............................................................58
   12.11  Construction........................................................59
   12.12  Severability........................................................59
   12.13  Counterparts........................................................59
   12.14  Headings............................................................59
   12.15  Entire Agreement....................................................59

                  EXHIBITS

                  EXHIBIT A         - Form of Note
                  EXHIBIT B         - Form of Subsidiary Guaranty
                  EXHIBIT C         - Form of Warrant Agreement
                  EXHIBIT D         - Form of Compliance Certificate
                  EXHIBIT E         - Form of Solvency Certificate
                  EXHIBIT F         - Form of Payment Direction Letter
                  EXHIBIT G         - Form of Compliance Sideletter

                  ANNEXES

                  ANNEX A  - Schedule of Documents

                  SCHEDULES

                  SCHEDULE 1.1              - Investors
                  SCHEDULE 4.1              - Foreign Qualifications
                  SCHEDULE 4.2(b)           - Consents
                  SCHEDULE 4.4              - Trade Names
                  SCHEDULE 4.5              - Business Locations
                  SCHEDULE 4.11             - Tax Identification Numbers
                  SCHEDULE 4.13             - Patents and Trademarks
                  SCHEDULE 4.17             - Insurance
                  SCHEDULE 4.18             - Contractual Restrictions
                  SCHEDULE 4.19             - Litigation
                  SCHEDULE 4.21(a)          - Capitalized Leases
                  SCHEDULE 4.21(b)          - Operations Leases
                  SCHEDULE 4.22             - Pension Plans
                  SCHEDULE 4.24             - Labor Relations
                  SCHEDULE 8.2              - Existing Indebtedness
                  SCHEDULE 8.4              - Existing Liens

                                  SCHEDULE 1.1

                       INVESTORS AND ADDRESSES FOR NOTICES



                                                             NUMBER OF SHARES OF
                                     PRINCIPAL AMOUNT OF         CONVERTIBLE
                      INVESTORS        NOTES PURCHASED         PREFERRED STOCK

CB Capital Investors, L.P.                   $22,500,000           - -
380 Madison Avenue
12th Floor
New York, NY  10017
Attention:  Richard D. Waters, Jr.
Telephone: (212) 622-9036
Telecopier: (212) 622-3101

                                                                     NUMBER OF
                                                                     SHARES OF
                                            PRINCIPAL AMOUNT OF    CONVERTIBLE
                                              NOTES PURCHASED    PREFERRED STOCK


                      INVESTORS
Massachusetts Mutual Life Insurance
     Company (LTP)                              $3,200,000             3,200
1295 State Street
Springfield, MA  01111
Attn:  Securities Investment Division

Payments

All payments on account of the Note shall be made by crediting in the form of bank wire transfer of Federal or other immediately available funds, (identifying each payment as __________, interest and principal), to:

Citibank, N.A.
111 Wall Street
New York, NY  10043
ABA No. 021000089
For MassMutual Long-Term Pool
Account No. 4067-3488
Re: Description of security, principal and interest split

With telephone advise of payment to the
Securities Custody and Collection
Department of Massachusetts Mutual Life
Insurance Company at (413) 744-3561

Notices

All notices and communications to be
addressed as first provided above, except notices with respect to payments to be addressed to:

Attention:  Securities Custody and
             Collection Department
             F 381

Tax Identification No.:  04-1590850

                                                                  NUMBER OF
                                                                  SHARES OF
                                         PRINCIPAL AMOUNT OF     CONVERTIBLE
                                            NOTES PURCHASED     PREFERRED STOCK


                      INVESTORS
Massachusetts Mutual Life Insurance
   Company (IFM)                               $800,000                800
1295 State Street
Springfield, MA  01111
Attn:  Securities Investment Division

Payments

All payments on account of the Note shall be made by crediting in the form of bank wire transfer of Federal or other immediately available funds, (identifying each payment as [insert name of issuer and description of Note] interest and principal), to:

Chase Manhattan Bank, N.A.
4 Chase Metro Tech Center
New York, NY  10081
ABA No. 021000021
For MassMutual IFM Non-Traditional
Account No. 910-2509073
Re: Description of security, principal and interest split

With telephone advise of payment to the
Securities Custody and Collection
Department of Massachusetts Mutual Life
Insurance Company at (413) 744-3561

Notices

All notices and communications to be
addressed as first provided above, except notices with respect to payments to be addressed to:

Attention:  Securities Custody and
             Collection Department
             F 381

Tax Identification No.  04-1590850

                                                                      NUMBER OF
                                                                      SHARES OF
                                         PRINCIPAL AMOUNT OF         CONVERTIBLE
                                         NOTES PURCHASED         PREFERRED STOCK


                      INVESTORS
MassMutual Corporate Investors                $3,300,000                  3,300
c/o Massachusetts Mutual Life Insurance
   Company
1295 State Street
Springfield, MA  01111
Attn:  Securities Investment Division

Payments

All payments on account of the Note shall be made by crediting in the form of bank wire transfer of Federal or other immediately available funds, (identifying each payment as [insert name of issuer and description of Note], interest and principal) to:

Chase/NYC/Cust
ABA No. 021000021
A/C *900-9-000200 for F/C/T MassMutual Corporate
Investors
A/C #G06109
Attn:  Bond Interest
Re: Description of security (principal and interest split, if applicable)

With telephone advise of payment to the
Securities Custody and Collection
Department of Massachusetts Mutual Life
Insurance Company at (413) 744-3561

Instruction for mailing checks

Mass Mutual Corporate Investors
(or Cudd & Co., if securities are registered in the
nominee name)
c/o Chase Manhattan Bank, N.A.
Attn:  Income Processing, Level 4B
P.O. Box 1508, Church Street Station
New York, NY  10008

Please include a/c #G06109 on the check

Instructions for delivery of securities

All securities should be delivered to the following address:

Chase Manhattan Bank
4 New York Plaza
Ground Floor Window
New York, NY  10004
Attn:  Larry Zimmer
Re:  #G06109

Notices

All notices and communications to be
addressed as first provided above, except notices with respect to payments to be addressed to:

Attention:  Securities Custody and
             Collection Department
             F 381

Tax Identification No.  04-2483041

                                                                    NUMBER OF
                                                                    SHARES OF
                                         PRINCIPAL AMOUNT OF       CONVERTIBLE
                                          NOTES PURCHASED        PREFERRED STOCK


                      INVESTORS
MassMutual Participation Investors            $1,700,000                  1,700
c/o Massachusetts Mutual Life Insurance Company
c/o Massachusetts Mutual Life Insurance Company
1295 State Street
Springfield, MA 01111
Attn:  Securities Investment Division

Payments

All payments on account of the Note shall be made by crediting in the form of bank wire transfer of Federal or other immediately available funds, (identifying each payment as [insert name of issuer and description of Note], interest and principal), to:

Chase/NYC/Cust
ABA No. 021000021
A/C #900-9-000200 for F/C/T MassMutual Participation
Investors
A/C #G06110
Attn:  Bond Interest
Re: Description of security (principal and interest split, if applicable)

With telephone advice of payment to the
Securities Custody and Collection
Department of Massachusetts Mutual Life
Insurance Company at (413) 744-3561

Instructions for mailing checks

MassMutual Participation Investors
(or Cudd & Co., if the securities are registered in nominee name)
c/o Chase Manhattan Bank, N.A.
Attn:  Income Processing, Level 4B
P.O. Box 1508, Church Street Station
New York, NY 10008

Please include a/c #G06110 on the check.

Instructions for delivery of securities

All securities should be delivered to the following address:

Chase Manhattan Bank
4 New York Plaza
Ground Floor Window
New York, NY  10004
Attn:  Larry Zimmer
Re:  #G06110

Notices

All notices and communications to be addressed as first provided above, except notices with respect to payments to be addressed to:

Attention:  Securities Custody and
             Collection Department
             F 381

Tax Identification No.  04-3025730

                                                                   NUMBER OF
                                                                   SHARES OF
                                         PRINCIPAL AMOUNT OF       CONVERTIBLE
                                          NOTES PURCHASED        PREFERRED STOCK


                      INVESTORS
MassMutual Corporate Value Partners Limited     $1,000,000               1,000
(certificates registered in the name of
Gerlach & Co.)

c/o Bank of America Trust and Banking Corporation
(Cayman) Limited
P.O. Box 1092
George Town
Grand Cayman
Cayman Island, B.W.I.

Payments

All payments on account of the Note shall be made by crediting in the form of bank wire transfer of Federal or other immediately available funds, (identifying each payment as [insert name of issuer and description of Note], interest and principal), to:

Gerlach & Co.
c/o Citibank, N.A.
ABA Number 021000089
Concentration Account 36112805
Re:  MassMutual Corporate Value Partners Limited
Name of Security/CUSIP

With telephone advice of payment to the
Securities Custody and Collection
Document of Massachusetts Mutual Life
Insurance Company at (413) 744-3561

Registration of Securities
All securities should be registered in Citibank's nominee name of Gerlach & Co. and sent to the following address:

Citibank
20 Exchange Place - Level C
New York, New York  10005
Attn:  Danny Reyes
Acct. #794309

Notices

All notices and communications to be addressed as first provided above.

with a copy to the Investment Manager at:

Massachusetts Mutual Life Insurance Company
1295 State Street
Springfield, MA  01111-0001 USA
Attn:  Roger Crandall
           Wallace Rodger



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                                                      ANNEX A

                                               SCHEDULE OF DOCUMENTS



1. Insurance. Satisfactory evidence that the insurance policies required by Section 7.9 of the Agreement are in full force and effect.;

2. Certified Charter. A copy of the Certificate or Articles of Incorporation of the Company and each Subsidiary Guarantor, and all amendments thereto, certified by the Secretary of State or other appropriate official of the jurisdiction of incorporation;

3. Good Standing Certificates. Good standing certificates for the Company and each Subsidiary Guarantor issued by the Secretary of State or other appropriate official of the jurisdiction of incorporation of such Person and each jurisdiction where the conduct of such Obligor's business activities or the ownership of its Properties necessitates qualification;

4. Solvency Certificate. A certificate from the Financial Officer of the Company, substantially in the form of Exhibit E to the Agreement.

5. Financial Statements. True and complete copies of the financial statements referred to in Section 4.7 of the Agreement and the Projections.

6. Officer's Certificate. A certificate of a Responsible Officer of the Company certifying as to the matters set forth in Section 6.1(b) and
         (d) of the Agreement.

7. Secretary Certificates. A Certificate of the Secretary of each Obligor, together with true and correct copies of the Certificate or Articles of Incorporation and Bylaws of such Obligor, and all amendments thereto, true and correct copies of the resolutions of the Board of Directors of such Obligor authorizing or ratifying the execution, delivery and performance of this Agreement, the other Transaction Documents and the documents, agreements and contracts evidencing or effecting the Acquisition and the names of the officer or officers of each Obligor authorized to sign this Agreement, the other Transaction Documents (or amendments thereto), the Other Agreements and the documents, agreements and contracts evidencing or effecting the Acquisition together with a sample of the true signature of each such officer;

8. Legal Opinions. The favorable, written opinion of Fredrikson & Byron, P.A., counsel to the Obligors, as to the transactions contemplated by this Agreement and any of the other Transaction Documents;

9. Pay-off Letters. Pay-off statements, releases and UCC-3 termination statements, evidencing repayment in full of all Indebtedness being repaid with the proceeds from the issuance of the Notes or borrowings under the Senior Credit Agreement;


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10.      Accountant's Letter. A letter authorizing the independent certified public accountants of the Obligors to communicate with the Investors or their designated representatives in accordance with Section 7.7(vii).

11. Lien Searches. Satisfactory results of (i) a Uniform Commercial Code lien search and other filings and registrations of Liens against Properties of the Obligors and (ii) pending litigation and judgment searches, in each such jurisdiction as the Investors shall reasonably require;

12. Acquisition. True and complete copies of the duly executed Purchase Documents. Each of the conditions precedent to the Company's obligations to consummate the Acquisition shall have been satisfied or waived with the consent of the Investors and the Acquisition shall have been consummated in accordance with all Applicable Law. Copies of the legal opinions referred to in 6.2(a)(iii) and 6.2(b)(v) of the Purchase Documents, together with letters from the counsel rendering such opinions permitting the Investors to rely thereon;

13. Environmental. Phase I environmental assessments (and, if applicable Phase II environmental assessments) in respect to each location owned and/or operated by the Company or any of its Subsidiaries and copies of all other reports or assessments commissioned by the Company, together with reliance letters permitting the Investors to rely on such environmental reports;

14. Senior Loan Documents. True and complete copies of the executed Senior Loan Documents. Copies of all legal opinions required to be delivered thereunder, together with letters from counsel rendering such opinions permitting the Investors to rely thereon. All conditions precedent to the initial borrowings thereunder shall have been satisfied;

15. Payment Direction Letter. Duly executed originals of a letter of direction, in substantially the form of Exhibit F to the Agreement.

16. Small Business Concern Documents. (i) Deliver to CB Capital Investors, L.P. a Size Status Declaration on SBA Form 480 and an Assurance of Compliance on SBA Form 652 and (ii) provide to CB Capital Investors, L.P. the information necessary for the preparation of CB Capital Investors, L.P. of a Portfolio Financing Report on SBA Form 1031.

17. Termination of Equity Documents. Evidence in form and substance satisfactory to the Investors that each of the (i) MassMutal Stock Purchase Agreement and (ii) the Rights Agreement dated as of May 1, 1997, as amended, by and among the Company and the other parties thereto, shall have been terminated and be of no further force and effect.

18. Other Documents. Such other documents, instruments and agreement as the Investors shall reasonably require.